DAVID SEROR - Bar No. 67488
ROBYN B. SOKOL - Bar No. 159506
SUSAN K. SEFLIN - Bar No. 213865
JESSICA L. BAGDANOV - Bar No. 281020
EZRA BRUTZKUS GUBNER LLP
21650 Oxnard Street, Suite 500
Woodland Hills, CA 91367
Telephone: (818) 827-9000
Facsimile: (818) 827-9099
Email: dseror@ebg-law.com
rsokol@ebg-law.com
sseflin@ebg-law.com
jbagdanov@ebg-law.com

Attorneys for Chapter 11 Debtor and Debtor in Possession

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re:

ISC8 INC.,

Debtor.

Case No. 8:14-bk-15750-SC

Chapter 11

DEBTOR'S FIRST AMENDED PLAN OF LIQUIDATION DATED AUGUST 3, 2015

<u>Plan Objection Deadline</u>: 5:00 p.m. Pacific time on August 20, 2015

<u>Ballot Deadline</u>: 5:00 p.m. Pacific time on August 20, 2015

<u>Plan Confirmation Hearing:</u>

(See Disclosure Statement for Voting & Objecting Procedures)

Date: September 3, 2015
Time: 11:00 a.m.
Place: Courtroom 5C
411 West Fourth Street
Santa Ana, CA 92701

NOTICE – THIS PROPOSED CHAPTER 11 PLAN HAS NOT YET BEEN CONSIDERED FOR CONFIRMATION BY THE BANKRUPTCY COURT.

TABLE OF CONTENTS

TABLE OF AUTHORITIES

Page

STATUTES

OTHER AUTHORITIES

RULES

I. INTRODUCTION

ISC8 Inc. *fka* Irvine Sensors Corporation is the debtor (the "Debtor") in the above-captioned chapter 11 bankruptcy case. On September 23, 2014, the Debtor commenced its bankruptcy case (the "Case") by filing a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code, 11 U.S.C. §§ 101 *et seq.* (the "Bankruptcy Code"). The Case is pending before the United States Bankruptcy Court for the Central District of California, Santa Ana Division, before the Honorable Scott Clarkson (the "Bankruptcy Court" or "Court").

This document is the Debtor's First Amended Plan of Liquidation Dated June 17, 2015 (as may be further amended or modified, the "Plan"). Concurrently with the filing of this Plan, the Debtor filed its First Amended Disclosure Statement Describing Debtor's First Amended Plan of Liquidation Dated June 17, 2015 (as may be further amended or modified, the "Disclosure Statement"). Please be advised that this Plan should be read in conjunction with the [approved] Disclosure Statement, and that there are disclosures and information provided in the Disclosure Statement which are not included in this Plan.

The Plan is a liquidating plan. Pursuant to the Sale Order,[1] the Debtor sold substantially all of its assets to the Purchaser. The Plan provides for the appointment of the Liquidating Trustee and creation of the Liquidating Trust that will administer and liquidate all remaining Assets of the Debtor, including certain Cash, Causes of Action which were not sold, transferred or otherwise waived or released before the Effective Date of the Plan, and distribution of payments by the Liquidating Trustee in accordance with the Plan. The Plan further provides for the cancellation of all Stock and the termination of all Equity Interests in the Debtor, the dissolution and the wind-up of the affairs of the Debtor. The Plan also provides for the satisfaction of all Allowed Administrative Claims and Allowed Priority Claims, and provides for the funding of the Liquidating Trust.

The Plan segregates Claims into Classes and treats them as summarized immediately below, which summaries are subject to the more detailed provisions specified in Article III hereof.

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[1] Unless indicated otherwise herein, capitalized terms shall have the meaning ascribed to them in Article II of the Plan.

Class No.	Description	Estimated Amount or Value of Claims as of the Effective Date	Estimated Projected Payment / Treatment for Allowed Claims
N/A	Administrative Claims	$550,000	Full payment, subject to Bankruptcy Court approval as may be required, except as otherwise agreed by such Professionals.
N/A	Priority Tax Claims	$0	Full payment consistent with Bankruptcy Code section 1129(a)(9)(C).
N/A	Non-Tax Priority Claims	$0	Full payment. Cash equal to the unpaid portion of the Allowed Non-Priority Claim or such other treatment as agreed upon between the Claim holder and the Liquidating Trustee.
1	Disputed Pre-Petition Secured Claims	Up to approximately $650,000	Each of the Class 1 Claims is a Disputed Claim. In accordance with the Sale Order, which shall be controlling in the event of any inconsistency between the Sale Order and any term or provision of the Plan, any such Claim that becomes an Allowed Secured Claim shall be paid in full in Cash from a reserve funded by the Purchaser. Any such Claim that becomes an Allowed General Unsecured Claim shall be included for all purposes in Class 3. For the avoidance of doubt, no Distribution shall be made in respect of any such Claim unless and until such Claim becomes an Allowed Claim. **Unimpaired. Each Class 1 Claim is alleged to be a Secured Claim and will be paid in full if so Allowed. Presumed to accept the Plan and not entitled to vote.**
2	Priority Unsecured Claims	Estimated at $0.00	If there are any allowed priority unsecured claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee on the Effective Date. **Unimpaired; not entitled to vote.**
3	General Unsecured Claims	Approximately $2 million to $3 million. (This number is subject to change based upon the resolutions of Disputed Claims.)	Holders of Allowed General Unsecured Claims shall receive their pro rata share of $135,000 remaining after payment of any senior classes of Claims, plus a pro rata share of any Estate Action Net Recoveries, if any, remaining after payment of Professional Fees deferred pursuant to the Plan. Estimated Projected share of the Cash amount is: $0.050 to $0.075 plus share of Estate Action Net Recoveries, if any. The foregoing treatment is in full settlement and satisfaction of all

Class No.	Description	Estimated Amount or Value of Claims as of the Effective Date	Estimated Projected Payment / Treatment for Allowed Claims
			obligations of the Debtor to holders of Claims in Class 3. **Impaired; Entitled to Vote**
4	Unsecured Subordinated Purchaser Claims	Approximately $2 million	Holders of Unsecured Subordinated Purchaser Claims to receive their pro rata share of any distribution to Holders of Allowed General Unsecured Claims that may be made, if any, after all other Holders of Allowed General Unsecured Claims have been paid in full. **Unimpaired; not entitled to vote.**
5	Unsecured Purchaser Affiliate Claims	Approximately $2 million	Paragraph 17 of the Sale Order provides that the Holders of the Unsecured Purchaser Affiliate Claims shall have no Allowed Claims, thus, the Claims receive no distribution under the Plan. **Impaired; presumed to reject the Plan and not entitled to vote unless and until any such Unsecured Purchaser Affiliate Claim becomes an Allowed Unsecured Claim by Final Order of the Bankruptcy Court in time to vote on the Plan.**
6	Stock and Equity Interests	N/A	All Stock and Equity Interests are cancelled as of the Effective Date, and Holders thereof shall receive no distribution under the Plan in respect of any such Stock or Equity Interests. **Impaired; presumed to reject the Plan and not entitled to vote on the Plan.**

II. DEFINITIONS AND EXHIBITS

A. Definitions.

For the purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in this Article II. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to such terms in the Bankruptcy Code or the Bankruptcy Rules, in that order or priority. Throughout this Plan, the use of the masculine, feminine, neuter, plural or singular shall be understood to include each of the others as the context may reasonably dictate. As used in this Plan, the following definitions shall apply:

1. **Administrative Claim.** A Claim for costs and expenses of administration allowed under Section 503(b) of the Bankruptcy Code and referred to in Section 507(a)(2) of the Bankruptcy Code including, without limitation: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries or commissions for services); (b) compensation for legal, financial advisory, accounting and other services, and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code; and (c) all fees and charges assessed against the Estate under 28 U.S.C. § 1930.

2. **Administrative Claims Bar Date.** The date which is thirty (30) days after the Effective Date.

3. **Allowed Administrative Claim.** An Administrative Claim which is an Allowed Claim.

4. **Allowed Claim.** A Claim against the Debtor and/or the Estate as to which no objection has been filed, or if an objection has been filed, has either been overruled or otherwise resolved by the allowance of such Claim by the Bankruptcy Court, if the Claim was: (1) scheduled in the list of creditors prepared and filed with the Bankruptcy Court by the Debtor and not listed as disputed, contingent or unliquidated as to amount; or (2) the subject of a timely filed proof of claim; or (3) which has been allowed by order of the Bankruptcy Court.

5. **Allowed Priority Claim.** A Priority Claim which is an Allowed Claim.

6. **Allowed Priority Tax Claim.** A Priority Tax Claim which is an Allowed Claim.

7. **Allowed Professional Fees.** The amount of fees and costs incurred by Professionals engaged by the Debtor or the Committee in connection with the Case which are (1) timely requested by application filed on or prior to the Administrative Claims Bar Date; and (2) which are allowed by order of the Bankruptcy Court.

8. **Allowed Secured Claim.** A Secured Claim which is an Allowed Claim.

9. **Allowed General Unsecured Claim.** A General Unsecured Claim which is an Allowed Claim.

10. **Assets.** All tangible and intangible assets of every kind and nature of the Debtor and its Estate, and all proceeds thereof, as of the Effective Date.

11. **Avoidance Actions.** Causes of Action arising under Bankruptcy Code sections 510, 541, 542, 544, 545, 547 through 551 and/or 553, or under related state or federal statutes and common law including, without limitation, fraudulent transfer laws, whether or not litigation is commenced to prosecute such Causes of Action.

12. **Ballot.** The form of ballot or ballots that will be distributed with the Disclosure Statement to holders of Claims entitled to vote under the Plan in connection with the solicitation of votes to accept or to reject the Plan.

13. **Bankruptcy Code.** Title 11 of the United States Code (11 U.S.C. §§ 101 *et seq.*), as now in effect or hereafter amended. All citations in the Disclosure Statement or in the Plan to section numbers are to the Bankruptcy Code unless otherwise expressly indicated.

14. **Bankruptcy Court.** The United States Bankruptcy Court for the Central District of California, Santa Ana Division, or such other federal court with competent jurisdiction over the Case.

15. **Bankruptcy Rules.** Federal Rules of Bankruptcy Procedure, as now in effect or hereafter amended.

16. **Bar Date.** January 15, 2015, for non-governmental creditors; and March 22, 2015, for governmental units.

17. **Beneficiaries.** The Holders of Allowed Claims who are the beneficiaries of the Liquidating Trust.

18. **Business Day.** Any day, other than a Saturday, Sunday or legal holiday as defined in Bankruptcy Rule 9006(a).

19. **Case.** This Chapter 11 bankruptcy case, filed by the Debtor, pending in the Bankruptcy Court as Case No. 8:14-bk-15750-SC.

20. **Cash.** Currency, checks, negotiable instruments and wire transfers of immediately available funds.

21. **Causes of Action.** Any and all causes of action, Avoidance Actions, suits, rights of action, rights to legal remedies, rights to equitable remedies, rights to payment of any amounts owing to the Debtor or the Estate for any reason whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, that the Debtor and/or Estate may hold against any Person but excluding those Persons who are released or exculpated, or against whom claims were waived, pursuant to this Plan.

22. **Claim.** Any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, against the Debtor and/or the Estate, and any right to any legal or equitable remedy for breach of any obligation giving rise to a right to payment, whether or not such right is an equitable remedy or is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, against the Debtor and/or the Estate.

23. **Claimant.** A Person who holds a Claim.

24. **Claim Chart.** **Exhibit 1** to the Disclosure Statement which lists all Claims scheduled by the Debtor and/or filed against the Debtor as of the date reflected therein.

25. **Claims Objection Deadline.** One hundred twenty (120) days following the Effective Date, which date may be extended by the Bankruptcy Court upon motion of any party in interest for cause.

26. **Class.** A category of Claims which are substantially similar to each other and into which Allowed Claims are grouped and classified pursuant to the Plan, unless a member of the Class has agreed to a subordinated treatment. The Classes provided for in the Plan are summarized in Article IV of the Disclosure Statement and Article III of this Plan.

27. **Committee.** The body of representatives of Holders of General Unsecured Claims appointed by the OUST by its Notice of Appointment of the Official Committee of Creditors Holding Unsecured Claims, dated October 9, 2014, as amended from time to time, including by the

Amended Notice of Appointment of the Committee, dated October 22, 2014. The Committee shall be deemed to be dissolved for all purposes as of the occurrence of the Effective Date.

28. **Confirmation.** The entry of the Confirmation Order on the docket of the Bankruptcy Court.

29. **Confirmation Date.** The date upon which the Confirmation occurs.

30. **Confirmation Hearing.** The hearing or hearings held by the Bankruptcy Court to consider and rule upon the Debtor's request for confirmation of the Plan.

31. **Confirmation Order.** The order entered by the Bankruptcy Court confirming the Plan.

32. **Creditor.** A Person asserting a Claim; *aka* a Claimant.

33. **CRO.** Alfred M. Masse, not individually but exclusively in his capacity as the Debtor's Chief Restructuring Officer since October 10, 2014, pursuant to the Bankruptcy Court's order entered on November 10, 2014 [Doc. # 106.]

34. **CRO Motion.** On October 23, 2014, the Court granted from the bench the Debtor's *Motion for Entry of an Order Approving the Engagement Contract of Broadway Advisors, LLC to Provide Alfred M. Masse as Chief Restructuring Officer of the Debtor and to Assist the CRO*, filed on October 15, 2014 [Doc. # 51]. Pursuant thereto, Alfred M. Masse took control of the Debtor's business operations and accounting department.

35. **D&O Insurance Policies.** The Debtor had insurance which may have value to the Liquidating Trust to the extent of any claims arising during the policy period. These policies were issued, respectively, by National Union Fire Insurance Company of Pittsburgh, PA Executive Edge Broad Form Management Liability Insurance Policy, bearing the policy number 06-406-01-03 (the "AIG Policy"), together with the Colony Insurance Company Directors and Officers Liability Excess Drown Down Non-Indemnification Loss Policy bearing the policy number of MLX 7600481-00 (the "Argo Policy" and together, with the AIG Policy, the "D&O Insurance Policies"). Although each policy was originally written to cover a policy period of May 11, 2013 to May 11, 2014, they were both extended to May 11, 2015 (in the case of the AIG Policy, by virtue of Endorsement #38 to that policy, and in the case of the Argo Policy, by virtue of Endorsement #5 to

that policy). Notwithstanding the stated termination date of May 11, 2015, the term of each of the D&O Insurance Policies ended upon the closing of the sale authorized by the Sale Order. The D&O Insurance Policies are "claims made" policies with the respective policy limits: $5 million and $5 million (umbrella). The D&O Insurance Policies are "burning limits" policies, in that the aggregate amount of coverage is reduced by costs of defense as well as by any claims paid.

36. **Debtor.** ISC8 Inc. *fka* Irvine Sensors Corporation is the debtor in the Case.

37. **Disallowed.** With respect to a Claim, or any portion thereof, that (a) has been disallowed by a Final Order, (b) is Scheduled at zero, or as contingent, disputed or unliquidated and as to which no Proof of Claim has been filed by the applicable Bar Date or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (c) is not Scheduled, and as to which (i) no Proof of Claim has been filed by the applicable Bar Date or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law, or (ii) no request for payment of an Administrative Claim has been filed by the Administrative Claims Bar Date, as appropriate, or deemed timely filed pursuant to either the Bankruptcy Code or any Final Order or under applicable law.

38. **Disbursing Agent.** The Liquidating Trustee is the disbursing agent.

39. **Disclosure Statement.** The Disclosure Statement Dated August 3, 2015 (as may be further amended or modified) prepared by the Debtor as required by § 1125 of the Bankruptcy Code describing the Plan.

40. **Disclosure Statement Order.** The order approving the Disclosure Statement entered by the Bankruptcy Court on July 29, 2015, as Doc. #362 in this Case.

41. **Disputed Claim.** Disputed Claims include: (i) a Claim which has been scheduled as disputed, contingent or unliquidated where a Proof of Claim has not been timely filed thereafter; (ii) a Claim as to which an objection has been timely filed with the Bankruptcy Court, and which objection has not been withdrawn on or before any date fixed for filing such objections by the Plan or by order of the Bankruptcy Court and has not been overruled or denied by a Final Order; and (iii) any Claim listed as a Disputed Claim on the Claim Chart.

42. Distribution(s). Any transfer under the Plan of Cash or other property or instruments to a Holder of an Allowed Claim.

43. Distribution Date(s). The date(s) selected by the Liquidating Trustee for making one or more Distributions to Holders of Allowed Unsecured Claims in accordance with the Liquidating Trust Agreement.

44. Effective Date. The first Business Day after the Confirmation Date, provided that no stay of the Confirmation Order is in effect. If the Bankruptcy Court does not waive the provisions of Bankruptcy Rule 3020(e), then the Effective Date will be the first Business Day which is at least fifteen (15) days following the date of entry of the Confirmation Order, providing there has been no appeal from and order staying the effectiveness of the Confirmation Order. If there has been an order entered staying the effectiveness of the Confirmation Order, the Effective Date shall be the first Business Day after the stay is no longer in effect with respect to the Confirmation Order.

45. Equity Interest. An "equity security" as defined in § 101(16) of the Bankruptcy Code, including any and all Stock, warrants, options or similar security.

46. Equity Holders. A holder of any Stock or an Equity Interest. A list of all of the Debtor's Equity Holders, as of the Petition Date who are known to the Debtor, may be found in the Debtor's Schedules, filed October 7, 2014 [Doc. #32].

47. Estate. The estate of the Debtor created upon commencement of the Case pursuant to Section 541 of the Bankruptcy Code.

48. Estate Actions Recoveries. Any recoveries obtained from the prosecution of any Causes of Action.

49. Estate Actions Net Recoveries. All sums remaining from Estate Actions Recoveries after reimbursement of actual expenses incurred in connection with prosecuting such Cause of Action, and after payment of a one-third contingency fee to counsel for the Liquidating Trustee in connection to the prosecution of such Cause of Action, in accordance with the Liquidating Trust Agreement.

50. Estate Plan Funds. Pursuant to the Sale Order, the Estate was left with $700,000 in unencumbered funds. The Professionals in this Case have agreed to leave a reserve of

$135,000 of those funds, for distribution to Holders of Allowed General Unsecured Claims, even though the Debtor expects that Allowed Administrative Claims of Professionals will be in excess of $550,000. The Professionals have agreed to seek payment of their Allowed Administrative Claims, to the extent in the aggregate they exceed $550,000, from the Estate Actions Net Recoveries to be shared by the Professionals in this Case pro rata in accordance it the amount of its Allowed Professional Fee Claim.

51. **Final Fee Application(s).** The final request for payment of Professional Fee Claims.

52. **Final Order.** An order or judgment of the Bankruptcy Court, as entered on the applicable docket, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired, and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor prior to the Effective Date, or to the Liquidating Trustee after the Effective Date, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which re-argument or rehearing was sought and denied, and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired.

53. **General Unsecured Claim.** An Unsecured Claim that is not an Administrative Claim, a Priority Claim, a Priority Tax Claim, an Unsecured Subordinated Purchaser Claim, or an Unsecured Purchaser Affiliate Claim.

54. **Holder(s).** An Person holding a Claim or Interest against the Debtor, provided, however, with respect to transfers of Claims governed by Bankruptcy Rule 3001(e), in order for the transferor to be deemed the Holder of the Claim for distribution purposes, the deadline for any objection to the proposed transfer of a Claim must have passed with either (1) no objection to the transfer having been filed, or (2) any objection to such transfer having been resolved in favor of

the transferor by no later than the Confirmation Date.

55. **Impaired.** When used in reference to a Claim, Interest or Class, a Claim, Interest or Class that is impaired within the meaning of Section 1124 of Bankruptcy Code.

56. **Indemnification Obligation.** Any obligation of the Debtor to indemnify, reimburse, or provide contribution to any present or former officer, director, or employee, or any present or former Professionals, advisors or representatives of the Debtor, pursuant to by-laws, articles of incorporation, contract or otherwise, may have been in existence immediately prior to the Petition Date.

57. **Interest.** When "Interest" is used in the context of holding an equity security of the Debtor (and not used to denote (i) the compensation paid for the use of money for a specified time and usually denoted as a percentage rate of interest on a principal sum of money, or (ii) a security interest in property), then "Interest" shall mean an Equity Interest.

58. **Interest Holder.** The record holder, as well as the beneficial owner, of an Interest.

59. **Liquidating Trust.** That certain trust entitled "ISC8 Inc. Liquidating Trust" as created in Section III.D.3 hereof, subject to the Confirmation Order and the Liquidating Trust Agreement. Except as otherwise expressly provided for in the Plan, all of the Liquidating Trust Assets shall be transferred to, and vested in, the Liquidating Trust on the Effective Date. The activities of the Liquidating Trust will include, among other things, objecting to claims and resolving all Disputed Claims, completing the liquidation of the Liquidation Trust Assets, including the Causes of Action, making Distributions to Holders of Allowed Claims (except for any Class 1 Claims, which are to be paid, if Allowed, by separate funds provided by the Purchaser), and paying the expenses of the Liquidating Trust.

60. **Liquidating Trust Agreement.** The "ISC8 Inc. Liquidating Trust Agreement" by and between the Debtor and the Liquidating Trustee to be entered into as of the Effective Date pursuant to the Plan and the Confirmation Order, substantially in the form attached hereto as **Exhibit A**, as may be amended from time to time in accordance with its terms and reasonably acceptable to the Committee. In the event of any inconsistency between the Liquidating

Trust Agreement and the Plan, the Plan shall control.

61. **Liquidating Trust Assets.** Any and all Assets of the Debtor's Estate that are transferred to, and vested in, the Liquidating Trust as of the Effective Date, including certain Cash, Causes of Action, and other personal property.

62. **Liquidating Trust Oversight Committee.** The committee comprised of members of the Committee, or their respective successors in interest appointed by such outgoing member subject to the written consent of the Liquidating Trustee, which consent shall not be unreasonably withheld. The Liquidating Trust Oversight Committee shall become extant as of the occurrence of the Effective Date.

63. **Liquidating Trust Professionals.** The agents, financial advisors, attorneys, consultants, representatives or other professionals of the Liquidating Trustee (in their capacities as such).

64. **Liquidating Trustee.** Alfred M. Masse, not individually but exclusively in his capacity as the trustee of the Liquidating Trust, and any successor trustee(s) appointed pursuant to the Liquidating Trust Agreement, and in such capacity shall act as the liquidator of the Liquidating Trust Assets for the benefit of Holders of Allowed Claims (except for any Class 1 Claims, which are to be paid, if Allowed, by separate funds provided by the Purchaser). Whenever the Liquidating Trustee is referred to herein, all such references are qualified by the Liquidating Trustee's powers, rights and obligations set forth in the Liquidating Trust Agreement.

65. **Litigation Claims.** Any and all Causes of Action of the Effective Date, including without limitation all causes of action arising under chapter 5 of the Bankruptcy Code, including without limitation those causes of actions which could be brought by the Debtor under one or more of Sections 542, 543, 544, 545, 547, 548, 549, 550, 551, 552, and 553 of the Bankruptcy Code against any Person or other entity, including any governmental entity, who received an avoidable transfer from the Debtor, including but not limited to insiders, employees, officers, and equity holders of the Debtor. Although the Debtor has not concluded its investigation of all the potential Litigation Claims and all the potential parties to such claims, a non-exclusive summary of known potential Litigation Claims is described in the Disclosure Statement. That list of known

potential Litigation Claims is not intended to limit or exclude the transfer of ALL Litigation Claims to the Liquidating Trust, known and unknown, whether or not included in the list of known potential Litigation Claims, nor limit the Liquidating Trustee's standing to pursue such claims against any Persons or other entities, which standing is hereby recognized and preserved.

66. **OUST.** Office of the United States Trustee.

67. **Person.** Person shall have the same meaning as in Section 101(41) of the Bankruptcy Code.

68. **Petition Date.** September 23, 2014, the date on which the Debtor filed its voluntary petition for relief under Chapter 11, thereby commencing this Case.

69. **Plan.** This *Plan of Liquidation Dated August 3, 2015* (as may be further amended or modified) proposed by the Debtor and including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in its present form or as it may be altered, amended, supplemented, or modified from time to time.

70. **Post-Confirmation Status Report.** The status report to be filed by the Liquidating Trustee within 120 days of the Confirmation Date, and each 120 days thereafter or as otherwise ordered by the Bankruptcy Court.

71. **Priority Claim.** A Claim entitled to priority under § 507(a) of the Bankruptcy Code, other than a Priority Tax Claim pursuant to 11 U.S.C. § 507(a)(8).

72. **Priority Tax Claim.** A Claim entitled to priority under § 507(a)(8) of the Bankruptcy Code.

73. **Professional Fee Applications.** Applications filed pursuant to 11 U.S.C. §§ 330, 331 or 503(b)(4) for allowance of Administrative Claims relating to the compensation and reimbursement of expenses of (A) Professionals employed pursuant to an order of the Bankruptcy Court under Sections 327 or 1103 of the Bankruptcy Code, and (B) any persons employed pursuant to an order of the Bankruptcy Court under Section 363 of the Bankruptcy Code (including the Debtor's CRO) who are not Professionals, whose compensation and reimbursement is subject to 11 U.S.C. § 330 of the Bankruptcy Code, for services provided and expenses incurred prior to the Effective Date.

74. **Professional Fee Claims.** (A) a claim under Bankruptcy Code §§ 327, 328, 330, 331, 503(b), 1103 or 1106 for compensation for professional services rendered or expenses incurred on and after the Petition Date and prior to the Effective Date on behalf of the Estate by a Professional duly employed and authorized by an Order of the Bankruptcy Court; or (b) a claim under Bankruptcy Code Section 503(b)(4) for reasonable compensation for professional services rendered by an attorney or accountant of an entity whose expense is allowable under Section 503(b)(3)(D) for making a substantial contribution to the Estate.

75. **Professionals.** Those Persons (i) that are subject to the retention pursuant to an order of the Bankruptcy Court in accordance with Sections 327, 1103 and/or 1106 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to Sections 327, 328, 329, 330 and 331of the Bankruptcy Code or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Sections 330 and 503(b)(2) of the Bankruptcy Code.

76. **Proponent.** The proponent of the Plan is the Debtor.

77. **Pro Rata.** Pro rata means proportionate so that the ratio of (a) the amount of consideration distributed on account of an Allowed Claim to (b) the amount of the Allowed Claim is the same as the ratio of (x) the amount of consideration available for distribution on account of all Allowed Claims in the Class in which the Allowed Claim is included to (y) the amount of all Allowed Claims in that Class.

78. **Purchaser**. The purchaser of substantially all of the Debtor's assets as a going concern, in accordance with the Sale Order, is Cyber adAPT, Inc., which is affiliated with the following Persons: (a) Chester White, a former member of the Debtor's board of directors; (b) Griffin Fund LP, Griffin Fund II LP, Griffin Partners II LP, Griffin Partners, LLC (collectively, the "Griffin Entities") which are owned by and/or affiliated with Chester White and which entities collectively own in excess of 24% of the Debtor's common stock; and (c) John ("Jay") Krieger and Fundamental Master LP ("Fundamental") who together own more than 5% of the Debtor's common stock. The Purchaser assumed and/or satisfied all of the Debtor's Secured Claims as set forth on its Schedule D of the Schedules.

79. **<u>Register.</u>** The list of names, distribution addresses, amounts of Allowed Claims and the ratable interests in the Liquidating Trust of the Beneficiaries, as maintained by the Liquidating Trustee.

80. **<u>Reserve Account.</u>** An account created, and in an amount determined, by the Liquidating Trustee in the exercise of the Liquidating Trustee's discretion, pending the resolution of a Disputed Claim, containing a sufficient amount to satisfy such Disputed Claim in a manner consistent with that Claim's treatment under the Plan should it ultimately become an Allowed Claim.

81. **<u>Sale Closing.</u>** The closing that occurred on March 19, 2015 pursuant to the Sale Order.

82. **<u>Sale Motion.</u>** The Debtor's *Motion for Entry of an Order Authorizing and Approving (A) the Sale of Substantially All of the Debtor's Assets and (B) Assumption and Assignment of Executory Contracts and Unexpired Leases*, filed January 8, 2015 [Doc. #179], pursuant to which the Debtor sought to sell substantially all of the Debtor's assets as a going concern to certain of the Debtor's insiders, and pursuant to which the Debtor sought approval of that certain Asset Purchase Agreement dated January 5, 2015 ("APA") entered into between the Debtor and the Purchaser. The sale was subject to overbid but no overbids were submitted.

83. **<u>Sale Order.</u>** The Bankruptcy Court's order approving the sale of substantially all of the Debtor's assets to the Purchaser, as a going concern, pursuant to the Sale Motion. The Sale Order became a Final Order on March 19, 2015. In the event of any inconsistency between the Sale Order and the Plan, the Sale Order shall control.

84. **<u>Scheduled</u>**. Scheduled means the information set forth in the Schedules.

85. **<u>Schedules.</u>** The Schedules of Assets and Liabilities filed by the Debtor in accordance with 11 U.S.C. § 521 and Bankruptcy Rule 1007 [Doc. #32], as the same may be amended from time to time in accordance with Bankruptcy Rule 1009 prior to the Effective Date.

86. **<u>Secured Claim.</u>** A Claim that is secured by a lien against any Assets to the extent of the value of the Estate's interest in such Assets, or to the extent of the amount of such Claim subject to setoff in accordance with Section 553 of the Bankruptcy Code, in either case determined pursuant to Section 506(a) of the Bankruptcy Code

87. **Stock**. Any and all equity securities of the Debtor represented by certificated or non-certificated shares, including without limitation, all common stock reflected in the Debtor's records, and all common stock [OTCMKTS: ISCIQ] traded in the public markets at any time before the Effective Debt, whether held by a record holder or a beneficial owner.

88. **Unclaimed Distribution.** Any Distribution made by the Liquidating Trustee to the address of the recipient reflected in the Register, by: (a) checks which have been returned as undeliverable without a proper forwarding address; (b) checks which were not mailed or delivered because of the absence of a proper address to which to mail or deliver the same; (c) checks which have not been cashed for a period of ninety (90) days after the date such checks were issued, or (d) disbursements that were not made because the Holder of such Allowed Claim failed to provide required tax information within forty-five (45) days after the Liquidating Trustee has sent a request for same to such Claimant's address as reflected in the Register.

89. **Unclassified Claim.** Any Claim which is not part of any Class, including Administrative Claims and Priority Tax Claims.

90. **Unimpaired.** A Claim is unimpaired when it is within a class that is not impaired within the meaning of Section 1124 of the Bankruptcy Code.

91. **Unsecured Claim.** Any Claim, including without limitation any claim arising under Section 502(g) of the Bankruptcy Code, that is not secured by a lien on, security interest in, or charge against, any Asset.

92. **Unsecured Purchaser Affiliate Claims**. The General Unsecured Claims of the following Persons who are affiliated with the Purchaser: John Krieger, Fundamental Master LP, the Griffin Entities, Chester White, Jacqueline Samols, and the other Persons identified in Paragraph 17 of the Sale Order.

93. **Unsecured Subordinated Purchaser Claims**. The General Unsecured Claims owned by the Purchaser.

B. Exhibits.

All Exhibits to the Disclosure Statement are incorporated into and are part of this Plan as if set forth in full herein.

C. Computing Time Periods.

In computing any period of time prescribed or contemplated by this Plan, Bankruptcy Rule 9006(a) shall apply.

D. Notices and Delivery of Documents.

All notices, correspondence, and other deliveries under this Plan must be directed as follows:

To the Debtor or Liquidating Trustee:	ISC8 Inc. c/o Broadway Advisors, LLC Attn: Alfred Masse 511 30th Street Newport Beach, CA 92663
With a Copy to:	Robyn Sokol Susan K. Seflin Ezra Brutzkus Gubner LLP 21650 Oxnard St., Suite 500 Woodland Hills, CA 91367-4977 Fax: (818) 827-9099 Email: rsokol@ebg-law.com, *AND* sseflin@ebg-law.com

III. CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN

A. What Creditors and Interest Holders Will Receive Under the Plan.

As required by the Bankruptcy Code, this Plan classifies Claims and Interests in various Classes according to their right of priority under the Bankruptcy Code. This Plan states whether each Class of Claims or Interests in impaired or unimpaired. This Plan provides the treatment each Class will receive.

B. Unclassified Claims.

Certain types of Claims are not placed into voting Classes; instead they are unclassified. They are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following Unclassified Claims in a Class.

1. Administrative Claims.

Administrative Claims are for costs or expenses of administering the Debtor's Chapter 11 Case which are allowed under Bankruptcy Code Section 507(a)(1). Allowed Administrative Claims

representing post-Petition Date liabilities incurred by the Debtor in the ordinary course of business, for which no approval by the Bankruptcy Court is required, shall be paid in full in accordance with the terms and conditions of the particular transaction giving rise to such Claims and any agreements relating thereto. The Bankruptcy Code requires that all Administrative Claims be paid on the Effective Date unless a particular Claimant agrees to a different treatment. After the Effective Date, while the Debtor's Chapter 11 Case remains open, the Liquidating Trustee will (i) file with the United States Trustee quarterly operating reports; and (ii) timely pay fees incurred pursuant to 28 U.S.C. Section1930(a)(6).

The following chart lists all of the Debtor's Section 507(a)(1) administrative claims and their treatment under the Plan.

Name	Amount Owed[2]	Treatment
Clerk's Office Fees	$0 (Estimate)	Paid in full on the Effective Date
Office of the U.S. Trustee Fees	$0 (Estimate)	Paid in full on the Effective Date
Ezra Brutzkus Gubner LLP, bankruptcy counsel to the Debtor	Approximately $400,000 in addition to the pre-petition retainer ($67,205.72) and post-petition Carve-Out paid pursuant to the Sale Order ($200,000)	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses, except that the Professionals have agreed to leave a $135,000 reserve for Holders of Allowed Unsecured Claims. Any fees and costs of Professionals, on an aggregate basis, above $550,000, shall be paid on a pro-rata basis from the Estate Actions Net Recoveries, if any.
Broadway Advisors, LLC, financial advisors, and its principal as CRO of the Debtor[3]	Approximately $60,000 in addition to any post-petition payments made by the Debtor or expected to be made by the Debtor prior to the Effective Date	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses

---

[2] The amounts set forth in this chart are estimates of the administrative claim amount that the Debtor believes each administrative claimant will be entitled to on the Effective Date. The amounts set forth in this chart are subject to change.

[3] While the Debtor does not believe that Broadway Advisors, LLC or the CRO are "professionals", because they were employed under Section 363 of the Bankruptcy Code, rather than Section 327 or 1103 of the Bankruptcy Code, the Debtor has included them because the Bankruptcy Court required their compensation and reimbursement be subject to approval under Bankruptcy Code Section 330.

NAME	AMOUNT OWED[2]	TREATMENT
Arent Fox LLP, bankruptcy counsel to the Committee	Approximately $90,000 in addition to the post-petition Carve-Out paid pursuant to the Sale Order ($100,000)	Paid in full on the later of the Effective Date and the date the Court enters an order allowing such fees and expenses except that the Professionals have agreed to leave a $135,000 reserve for Holders of Allowed Unsecured Claims. Any fees and costs of Professionals, on an aggregate basis, above $550,000, shall be paid on a pro-rata basis from the Estate Actions Net Recoveries, if any.
TOTAL	$550,000 est.	Paid in the manner described above

Court Approval of Fees Required:

The Bankruptcy Court must approve, or must have previously approved on a final basis, all Professional Fee Claims listed in the foregoing chart before they may be paid. Only the amount of fees and expenses approved by the Bankruptcy Court is required to be paid under the Plan. The administrative claim amounts set forth above for professional fees and expenses simply represent the Debtor's best estimate as to the amount of Allowed Professional Fee Claims, which estimates assume that the Debtor makes all of the post-petition professional fee monthly payments that the Bankruptcy Court has authorized the Debtor to make. The actual Administrative Claims for Professional fees and expenses may be higher or lower. By voting to accept the Plan, Creditors are not acknowledging the validity of, or consenting to the amount of, any of these Administrative Claims for professional fees and expenses, and Creditors are not waiving any of their rights to object to the allowance of any of these Professional Fee Claims. Also, the Professionals employed in this Case may, prior to the Effective Date, seek Court approval of interim fees and expenses incurred in excess of the post-petition professional fee monthly payments received by such Professionals, pursuant to prior orders of the Bankruptcy Court. To the extent any such interim fees and expenses are allowed by the Bankruptcy Court and paid by the Debtor prior to the Effective Date, that will reduce the amount of professional fees and expenses to be paid by the Liquidating Trustee.

The last day to file any Administrative Claims (but NOT for ordinary post-petition operating obligations or Professional Fee Claims) is thirty (30) days after the Effective Date. Administrative expenses will be paid on the later of the Effective Date or 10 days after the entry of a

Final Order allowing the administrative expense, unless the administrative claimant has consented otherwise in writing.

2. Priority Tax Claims.

Priority tax claims include certain unsecured income, employment and other taxes described by Section 507(a)(8) of the Bankruptcy Code. The Bankruptcy Code requires that each holder of such a Section 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding five years from the Petition Date. The Debtor does not believe that there are any Section 507(a)(8) priority tax claims. If there are any Priority Tax Claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee over a period not exceeding five years from the Petition Date.

C. Classified Claims and Interests.

1. Class of Secured Claims.

Secured Claims are claims secured by liens on any of the Assets. Pursuant to the Sale Order, the Purchaser assumed and/or satisfied all Allowed Secured Claims. As set forth in Paragraph L of the Sale Order, to the extent that holders of Interests objected to the Sale Motion, their Interests are adequately protected by having their Interests, if any, attach to the $650,000 in segregated funds being held by the Debtor's counsel, any unused portion of which is to be returned to the Purchaser in accordance with the Sale Order. The only alleged Secured Claims remaining at this time are the Disputed Secured Claims set forth below. The following chart sets forth the description and treatment of these Disputed Secured Claims.

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
1	Disputed Secured Claims by the Following Claimants: Bradley & Michelle Donner Bradley J. Donner PSP Alan Meyer Kenneth T. Fagan Irving Schotz Family Trust Paul Ross for David Schotz Family Trust Leo Genecco & Sons, Inc. David L. Genecco Brendalyn K. Norton	Up to approximately $650,000. No. Not impaired.	Each of the Class 1 Claims is a Disputed Claim. In accordance with the Sale Order, any such Claim that becomes an Allowed Secured Claim shall be paid in full in Cash from the $650,000 reserve, which was funded by the Purchaser and is being held by Debtor's counsel. Any such Claim that becomes an Allowed General Unsecured Claim shall be included for all purposes in Class 3. The Sale Order is hereby incorporated by

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
	John Michael Furlong Eric Zuccarelli Chris E. Hall Alvin & Barbara Berlat Lee D. Radford Collateral Description = None. Collateral Value = N/A		reference. Notwithstanding anything herein to the contrary, in the event of any inconsistency between any term or provision of the Sale Order and the Plan, the term or provision of the Sale Order shall be controlling. Presumed to accept the Plan and not entitled to vote pursuant to Section 1126(f) of the Bankruptcy Code.

2. Classes of Priority Unsecured Claims.

Certain Priority Claims that are referred to in Bankruptcy Code Sections 507(a)(3), (4), (5), (6), and (7) are required to be placed in Classes. These types of Claims are entitled to priority treatment as follows: the Bankruptcy Code requires that each holder of such a Claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claim. The Debtor does not believe that there are any valid outstanding Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims. If there are any allowed priority unsecured claims as of the Effective Date, these claims will be paid in full by the Liquidating Trustee on the Effective Date. All allowed Section 507(a)(3), (4), (5), (6), or (7) priority unsecured claims, if any, will be characterized as Priority Claims.

3. Class of General Unsecured Claims.

General Unsecured Claims are classified and treated as follows:

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
3	All General Unsecured Claims (Does not include Unsecured Subordinated Purchaser Claims, or Unsecured Purchaser Affiliate Claims.)	Approximately $2 to $3 million (This number is subject to change based upon the resolutions of Disputed Claims.)	Holders of Allowed General Unsecured Claims shall receive their pro rata share of $135,000 remaining after payment of any senior classes of Claims, plus a pro rata share of any Estate Action Net Recoveries, if any, remaining after payment of Professional Fees deferred pursuant to the Plan. Estimated Projected share of the Cash amount is: $0.050 to $0.075 plus share of Estate Action Net

1362484

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
		Yes. Impaired.	Recoveries, if any. The foregoing treatment is in full settlement and satisfaction of all obligations of the Debtor to holders of Claims in Class 3. **Impaired; Entitled to Vote**

4. Class of Unsecured Subordinated Purchaser Claims

The Unsecured Subordinated Purchaser Claims are those General Unsecured Claims owned by the Purchaser who agreed, in partial consideration of the transactions approved by the Sale Order (which have since closed), to subordinate any recovery in respect of such Claims to the full payment of all other Allowed General Unsecured Claims, inclusive of interest recoverable in accordance with applicable law. The Plan provides for this agreed treatment and thus, such Claims are unimpaired by the Plan.

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
4	Unsecured Subordinated Purchaser Claims	Approximately $2 million No. Not impaired.	Distributions to the Holders of Allowed Unsecured Subordinated Purchaser Class 4 Claims will be made by the Liquidating Trustee as follows: Upon the payment in full of all other Allowed General Unsecured Claims, the Liquidating Trustee shall distribute all Cash remaining for Distribution in the Liquidating Trust, if any, by making a Pro Rata Distribution to the Holders of the Allowed Claims in Class 4. The foregoing treatment is in full settlement and satisfaction of all obligations of the Debtor to Holders of Claims in Class 4. Presumed to accept the Plan and not entitled to vote pursuant to Section 1126(f) of the Bankruptcy Code.

/ / /

/ / /

/ / /

5. Unsecured Purchaser Affiliate Claims

As set forth in Paragraph 17 of the Sale Order, the Unsecured Purchaser Affiliate Claims shall be deemed to have been satisfied in full and extinguished, in partial consideration of the closing of the transactions approved by the Sale Order. There shall be no distribution under the Plan in respect of these Claims.

CLASS #	DESCRIPTION	IMPAIRED (Yes/No)	TREATMENT
5	Unsecured Purchaser Affiliate Claims	Approximately $2 million Yes. Impaired.	Class 5 claimants shall receive no distribution on account of their Class 5 Claims under the Plan. The Unsecured Purchaser Affiliate Claims are extinguished except to the extent they are adjudged to be an Allowed General Unsecured Claim in accordance with a Final Order of the Bankruptcy Court. They are not permitted to be sold, transferred, or hypothecated, whether directly or indirectly. Holders of Claims in Class 5 are not entitled to vote on the Plan and are deemed to have rejected the Plan pursuant to Section 1126(g) of the Bankruptcy Code.

6. Classes of Interest Holders.

Interest holders are the parties who hold an ownership interest (i.e., equity interest) in the Debtor. The following chart identifies this Plan's treatment of the class of interest holders:

CLASS #	DESCRIPTION	IMPAIRED (YES/NO)	TREATMENT
6	All Stock and Equity Interests	Yes. Impaired.	On the Effective Date, all Stock and all Equity Interests, inclusive of all legal, equitable, and contractual rights associated with same, shall be **cancelled and extinguished**. The Stock shall not be traded in any public market, and is not otherwise permitted to be sold, transferred, or hypothecated, whether directly or indirectly. Holders of class 6 interests receive no distribution under the Plan in respect of such Stock or Equity Interests. Holders of class 6 interests are not entitled to vote on the Plan and are deemed to have rejected the Plan

			pursuant to Section 1126(g) of the Bankruptcy Code

D. Means of Effectuating the Plan and Implementation of the Plan.

1. Plan Funding.

On the Effective Date, the Liquidating Trust Assets (including the Estate Plan Funds) shall be transferred to the Liquidating Trust. To the extent necessary and subject to the authority set forth in the Liquidating Trust Agreement, the Liquidating Trustee may seek to fund the administration of the Liquidating Trust Assets by way of, without limitation, (i) Cash on hand, (ii) Cash proceeds of accounts owing to the Debtor or the Estate, (iii) Net Proceeds from the liquidation of the Liquidating Trust Assets, and (iv) Estate Actions Net Recoveries. The Liquidating Trust shall be funded with no less than $150,000 of Estate Plan Funds, of which $135,000 shall only be used to distribute to Unsecured Creditors, and up to $15,000 may be used to fund the Liquidating Trust and to pay for costs such as OUST fees, and the fees of an accountant to be engaged by the Liquidating Trustee.

2. Dissolution of the Debtor.

On the Effective Date, the Debtor shall be deemed dissolved for all purposes without the necessity for any other or further actions to be taken by or on behalf of the Debtor or payments to be made in connection therewith. All of the Debtor's Stock shall be deemed to be cancelled, with all legal, equitable, and contractual rights thereof to be extinguished, automatically and immediately as of the Effective Date.

3. The Liquidating Trust.

The Liquidating Trust will be established, as of the Effective Date, for the benefit of all Beneficiaries. The Liquidating Trust Agreement shall be executed by the Debtor and by the Liquidating Trustee, which signatures shall be effective as of the Effective Date.

The Liquidating Trust shall be a grantor trust established for the primary purpose of liquidating the Liquidating Trust Assets on behalf of the Beneficiaries in accordance with U.S. Treasury Regulations section 301.7701-4(d). The Liquidating Trust will be organized for the purpose of identifying, recovering, preserving, monitoring, liquidating and disposing of the Liquidating Trust Assets in a manner designed to maximizes the value, which may take into

consideration the net present value, at a reasonable discount rate, of the Liquidating Trust Assets, with no objective to continue or engage in the conduct of a trade or business. For federal income tax purposes, all parties (including, without limitation, the Debtor, the Liquidating Trustee and the Beneficiaries) shall treat the transfer of Liquidating Trust Assets to the Liquidating Trust in accordance with the terms of the Plan as a transfer to the Beneficiaries, followed by a transfer by such Beneficiaries to the Liquidating Trust, and the Beneficiaries shall be treated as the grantors and owners thereof.

On the Effective Date, the Debtor shall be deemed to have transferred all of the Liquidating Trust Assets to the Liquidating Trust. The Liquidating Trustee shall identify, recover, preserve, monitor, receive, liquidate and distribute the Liquidating Trust Assets in accordance with the Liquidating Trust Agreement and this Plan, subject to the Confirmation Order.

As soon as practicable after the Effective Date, the Liquidating Trustee shall apprise the Beneficiaries of the estimate of the value of the Assets vested in the Liquidating Trust. Such estimate of value shall be used consistently by all parties for all federal income tax purposes. The purpose of the estimated valuation is to comply with the general criteria for obtaining an IRS ruling that an entity created pursuant to a confirmed Chapter 11 Plan will be classified as a grantor trust. Any dispute regarding the estimated valuation of the Liquidating Trust Assets shall be resolved by the Bankruptcy Court.

The Liquidating Trust is not a successor of the Debtor and, except as expressly provided herein, shall not have liability for any Claim, right or action of any third party that is based on any theory of successor liability or similar legal theory or doctrine. To the extent there are any inconsistencies between the Liquidating Trust Agreement and the Confirmation Order, or the Plan and the Confirmation Order, the terms of the Confirmation Order shall be controlling. In the event of any inconsistency between the Liquidating Trust Agreement and the Plan, the Plan shall control be controlling.

4. Liquidation of Causes of Action.

Notwithstanding any other term or provision of the Plan, the Debtor shall have, prior to the Effective Date, and the Liquidating Trustee shall have, on and after the Effective Date, the exclusive

authority and responsibility for investigating, analyzing, commencing, prosecuting, litigating, compromising, collecting, abandoning, and /or otherwise administering the Causes of Action pursuant to the terms of the Liquidating Trust Agreement. Further, the Liquidating Trust Oversight Committee may set thresholds for approval with respect to the initiation of prosecution of any Avoidance Actions in its sole discretion. Notwithstanding any other term of provision of the Plan, with respect to any action by the Liquidating Trustee for which the consent of the Liquidating Trust Oversight Committee is required, such consent shall be deemed to have been received by the Liquidating Trustee if either (A) the Liquidating Trustee receives either no response, or a response that does not state any objection to the proposed action, from the Liquidating Trust Oversight Committee on or before the tenth (10th) Business Day after the date that the Liquidating Trustee has sent his request for such approval by email to the then-current members of the Liquidating Trust Oversight Committee at each member's email address as reflected in the Liquidating Trustee's records, or (B) the Liquidating Trustee receives the Bankruptcy Court's approval for such proposed action.

5. The Liquidating Trustee.

The Liquidating Trustee shall administer the Liquidating Trust pursuant to the Plan and the Liquidating Trust Agreement, and shall perform all of the obligations of the Liquidating Trustee under the Plan and the Liquidating Trust Agreement. The Liquidating Trustee shall, for all purposes, be the authorized representative of the Liquidating Trust. The Liquidating Trustee shall serve without bond for the duration of the Liquidating Trust, subject to earlier death, resignation, incapacity or removal as provided herein and in the Liquidating Trust Agreement.

a) Appointment.

The appointment of the Liquidating Trustee shall be effective as of the Effective Date. Successor Liquidating Trustee(s) shall be appointed as set forth in the Liquidating Trust Agreement.

b) Term.

Unless the Liquidating Trustee resigns or dies earlier, the Liquidating Trustee's term shall expire upon termination of the Liquidating Trust.

c) Powers and Duties.

The Liquidating Trustee shall have the rights and powers set forth in the Liquidating Trust Agreement including, but not limited to, the powers of a debtor-in-possession under Bankruptcy Code Sections 1107 and 1108. The Liquidating Trustee's actions shall be governed by the terms of the Liquidating Trust Agreement and the Plan. The Liquidating Trustee shall administer the Liquidating Trust, and its assets, and make Distributions from the proceeds of the Liquidating Trust in accordance with the Plan. In addition, the Liquidating Trustee shall, in accordance with the terms of the Plan and the Liquidating Trust Agreement, take all actions necessary to wind down the affairs of the Debtor consistent with the Plan and applicable non-bankruptcy law except as otherwise specified in the Plan. Without limitation, the Liquidating Trustee shall file final federal, state, and, to the extent applicable, foreign and/or local, tax returns. Subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee shall be authorized, empowered and directed to take all actions the Liquidating Trustee determines are necessary to comply with the Plan and exercise and fulfill the duties and obligations arising thereunder, including, without limitation, to:

i. object to the allowance of Claims;

ii. open, maintain and administer bank accounts as necessary to discharge the duties of the Liquidating Trustee under the Plan and the Liquidating Trust Agreement;

iii. pay reasonable and necessary professional fees, costs, and expenses as set forth in the Plan;

iv. investigate, analyze, commence, prosecute, litigate, compromise, and otherwise administer or abandon the various Causes of Action for the benefit of the Liquidating Trust and its Beneficiaries, and take all other necessary and appropriate steps to collect, recover, settle, liquidate, or otherwise reduce to Cash the Causes of Action to the extent economically viable to do so, including all receivables, and to negotiate and effect settlements and lien releases with respect to all related claims and all liens;

v. administer, sell, liquidate, abandon, or otherwise dispose of all Liquidating Trust Assets in accordance with the terms of the Plan and the Liquidating Trust Agreement;

vi. represent the Estate, which shall have no Assets after giving effect to the Effective Date, and the Liquidating Trust, before the Bankruptcy Court and other courts of competent jurisdiction with respect to matters concerning the Liquidating Trust;

vii. seek the examination of any Person or other entity under and subject to the provisions of Bankruptcy Rule 2004;

viii. comply with applicable orders of the Bankruptcy Court and any other court of competent jurisdiction over the matters set forth herein;

ix. comply with all applicable laws and regulations concerning the matters set forth herein;

x. exercise such other powers as may be vested in the Liquidating Trust pursuant to the Liquidating Trust Agreement, the Plan, or other Final Orders of the Bankruptcy Court; and

xi. execute any documents, instruments, contracts, and agreements reasonably necessary and appropriate, as determined by the Liquidating Trustee, to carry out the powers and duties of the Liquidating Trust.

d) Fees and Expenses.

Except as otherwise provided in the Plan, compensation of the Liquidating Trustee and the costs and expenses of the Liquidating Trustee and the Liquidating Trust (including, without limitation, professional fees and expenses) shall be paid from the Liquidating Trust. All litigation and pursuit of Causes of Action shall be pursued on a contingency fee basis pursuant to which the law firm representing the Liquidating Trustee in such Cause of Action shall be entitled to reimbursement of costs plus a one-third (1/3) contingency fee. All Estate Actions Net Recoveries from the prosecution of Causes of Action shall be paid directly to the Liquidating Trust. The Liquidating Trustee shall pay, without further order, notice, or application to the Bankruptcy Court

except notice to the Liquidating Trust Oversight Committee, the reasonable fees and expenses of professionals employed by the Liquidating ("Liquidating Trust Professionals"), as necessary to discharge the Liquidating Trustee's duties under the Plan and the Liquidating Trust Agreement. Payments to the Liquidating Trustee, or to the Liquidating Trust Professionals, shall not require notice to any party, or an order of the Bankruptcy Court approving such payments, except such notice as is required to be given to the Liquidating Trust Oversight Committee.

e) Retention of Professionals and Compensation Procedure.

On and after the Effective Date, subject to the terms of the Liquidating Trust Agreement, the Liquidating Trustee may engage such professionals and experts as the Liquidating Trustee deems necessary and appropriate to assist the Liquidating Trustee in carrying out the provisions of the Plan and the Liquidating Trust Agreement, including, but not limited to, professionals retained prior to the Effective Date by the Debtor.

f) Compromising Claims.

As of the Effective Date, the Liquidating Trustee is authorized to approve compromises of the Causes of Action and all Claims, Disputed Claims, and Liens, and to execute necessary documents, including Lien releases and stipulations of settlement or release, subject to the approval of the Liquidating Trust Oversight Committee. For the avoidance of doubt, no order of the Bankruptcy Court, or any other actions, shall be required to for the Liquidating Trustee to effect any of the foregoing actions, subject to the approval of the Liquidating Trust Oversight Committee.

g) Investment Powers.

The powers of the Liquidating Trustee to invest any Cash that is held by the Liquidating Trust, other than those powers reasonably necessary to maintain the value of the assets and to further the Liquidating Trust's liquidating purposes, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills. The Liquidating Trustee is prohibited from continuing or engaging in the conduct of a trade or business, except to the extent reasonably necessary to and consistent with the liquidating purpose of the Liquidating Trust.

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h) Vesting of Assets.

On the Effective Date, all of the Liquidating Trust Assets shall automatically vest in the Liquidating Trust free and clear of all Liens, Claims, encumbrances, and other interests and shall thereafter be administered, liquidated by sale, collection, recovery, or other disposition and distributed by the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement.

6. Disbursement Agent.

The Liquidating Trustee shall act as the Disbursement Agent for purposes of making all distributions provided for under this Plan and the Liquidating Trust Agreement. The Liquidating Trustee shall serve in his capacity without bond. As an accommodation to the Estate, the Liquidating Trustee has agreed that it will not be paid any disbursement agent fee for making Effective Date distributions.

7. Objections to Claims.

The claims Bar Date in this Case was January 15, 2015. Attached as **Exhibit 1** to the Disclosure Statement is a Claim Chart, which identifies all of the Debtor's Scheduled Claims and all proofs of claims which have been timely filed against the Debtor. The Debtor or the Liquidating Trustee, as the case may be, will file objections to all Claims which are inconsistent with the Debtor's books and records unless the Debtor and/or the Liquidating Trustee deems the inconsistency to be insignificant. Any objection to any Claim shall be filed with the Bankruptcy Court and served on the Holder of the Claim at issue no later than 120 days after the Effective Date, or such later time as ordered by the Bankruptcy Court. Any proof of claim that is filed with the Bankruptcy Court and/or served on the Debtor after the Effective Date shall be deemed invalid and disallowed for all purposes without any further action by the Debtor, or by the Liquidating Trustee, or order of the Bankruptcy Court, unless the Claimant obtains a Final Order of the Bankruptcy Court allowing the late filing of the proof of such Claim. With respect to any Disputed Claims which are not resolved prior to the Effective Date, the Liquidating Trustee shall have the authority, in the reasonable exercise of its business judgment and subject to the approval of the Bankruptcy Court, to settle or compromise any Claim; provided, however, that if such settlement is in the amount of

$25,000 or greater, the Liquidating Trustee shall obtain the consent of the Oversight Committee or, absent such consent, approval from the Bankruptcy Court. The Liquidating Trustee shall have the sole authority to file any objections to Claims following the Effective Date, or to continue with the prosecution of any objections to claims which are filed but not completed prior to the Effective Date, and the Bankruptcy Court shall retain jurisdiction over the Debtor, the Liquidating Trustee, this Case and this Estate to resolve and to adjudicate any and all such objections to Claims which are commenced or continued following the Effective Date. Nothing contained in the Plan shall constitute a waiver or release by the Debtor or the Liquidating Trustee of any rights of setoff or recoupment, or of any defense, the Debtor or the Liquidating Trustee may have with respect to any Claim, or of any basis that the Liquidating Trustee may have to object to any such Claim, all of which are preserved.

8. Payment of Professional Fees and Expenses Incurred After the Effective Date.

The Liquidating Trustee shall be entitled to employ such professionals that the Liquidating Trustee deems appropriate, and to pay the fees and expenses incurred by such professionals in the ordinary course of business without any further order of the Bankruptcy Court as long as the fees are paid from the Estate Actions Net Recoveries or Operating Reserves and not from the Estate Plan Funds.

9. Distributions to Be Made Pursuant to the Plan.

Except as otherwise agreed to by the Liquidating Trustee in writing, distributions to be made to Holders of Allowed Claims pursuant to the Plan may be delivered by regular mail, postage prepaid, to the address shown in the Register, which shall, as of the Effective Date, reflect the Debtor's Schedules, as they may from time to time be amended in accordance with Bankruptcy Rule 1000, or, if a different address is stated in a proof of claim duly filed with the Bankruptcy Court, to such address. Checks issued to pay allowed claims shall be null and void if not cashed within one hundred and twenty (120) days after the date of issuance thereof. Unclaimed Distributions shall be retained by the Liquidating Trust and counted as Estate Action Net Recoveries.

10. Corporate Matters.

Upon the Effective Date, the Debtor's board of directors shall be dissolved. Nevertheless,

for the avoidance of doubt, the occurrence of the Effective Date shall constitute all approvals, consents and actions required by any stockholders, board members or representatives of the Debtor under applicable law, without any further action of the Debtor's board of directors, and shall enable the Debtor or the Liquidating Trustee to execute any documents, instruments or agreements, and to take all corporate and other actions that are specified in the Plan or the Confirmation Order that are necessary or appropriate to perform, implement and effectuate the Plan.

11. Exemption from Transfer Taxes.

Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code, may not be taxed under any law imposing a stamp tax or similar tax. Transfers under the Plan that are exempt from taxes under section 1146(c) of the Bankruptcy Code include all transfers by the Debtor after the commencement of its chapter 11 case in contemplation of the Plan but prior to the Effective Date, and all transfers to and by the Liquidating Trustee. The taxes from which such transfers are exempt include stamp taxes, recording taxes, sales and use taxes, transfer taxes, and other similar taxes. For the avoidance of doubt, the sale of the Debtor's assets to the Purchaser, pursuant to the Sale Order, is exempt from all such taxes on the foregoing basis.

12. Exculpations and Releases.

To the maximum extent permitted by law, neither the Debtor, the Liquidating Trustee, the Committee, the Committee members (including any Person previously serving as a member of the Committee), the Liquidating Trust Oversight Committee, the Liquidating Trust Oversight Committee members (including any Person previously serving as a member of the Liquidating Trust Oversight Committee), nor any of their successors and assigns, advisors, attorneys, employees, officers, directors, shareholders, agents, members, representatives, or Professionals employed or retained by any of them whether or not by Bankruptcy Court order, each in their capacity as such, shall have or incur liability to any Person for an act taken or omitted to be taken in connection with, or related to formulating, negotiating, soliciting, preparing, confirming, implementing, or consummating the Plan or the transactions contemplated therein, or a contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any action or

omissions taken or omitted with respect to this Case, including but not limited to the Debtor's post-petition financing, the Sale and the transactions approved by the Sale Order; provided, however, that each of the above Persons shall be entitled to rely upon the advice of counsel concerning his or her duties pursuant to, or in connection with, the Plan or any related document, instrument or agreement; provided further that the foregoing exculpation shall have no effect on liability of any Person that results from any act or omission that is determined in a Final Order to have constituted fraud, gross negligence, or willful misconduct.

13. Executory Contracts and Unexpired Leases.

No executory contracts or unexpired leases will be assumed under the Plan. The Debtor does not believe that it has any executory contracts or unexpired leases. To the extent that there are any executory contracts or unexpired leases which have not been previously assumed and assigned, or rejected, then such executory contract or unexpired lease shall be deemed rejected on the Effective Date.

THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF ANY EXECUTORY CONTRACT OR UNEXPIRED LEASE WHICH IS REJECTED ON THE EFFECTIVE DATE SHALL BE THIRTY (30) DAYS AFTER THE EFFECTIVE DATE. Any Claim based on the rejection of an unexpired lease or executory contract will be disallowed and barred for all purposes if the proof of claim is not timely filed, unless and until the Bankruptcy Court enters a Final Order allowing such Claim. Any Allowed Claim resulting from the rejection of an unexpired lease or executory contract will be classified and treated as a General Unsecured Claim within Class 3.

14. Risk Factors.

The Debtor does not believe that there is any risk of non-performance of the Plan since the Plan is to be funded, at a minimum, by the Estate Plan Funds (which already exist.) Any recovery in respect of the Estate Actions Net Recoveries is not assured, and no estimated range of values for such claims is included in the estimated recovery of $0.05 to $0.075 for Allowed General Unsecured Claims. The Estate Action Net Recoveries, if any are obtained, would increase the estimated recovery for Holders of Allowed General Unsecured Claims. Moreover, the Professionals have

agreed to accept payment of fees and costs, at least in part, on a contingency basis. The performance of the Plan is therefore not subject to funding contingencies or other material risks of non-performance.

15. Changes in Rates Subject to Regulatory Commission Approval.

The Debtor is not subject to governmental regulatory commission approval of its rates.

E. Retention of Jurisdiction.

Following the confirmation of the Plan and occurrence of the Effective Date, the Bankruptcy Court shall retain the exclusive jurisdiction as is legally permissible including for the following purposes:

1. To resolve any and all disputes regarding the operation and interpretation of the Plan and the Confirmation Order;

2. To determine the allowability, classification, or priority of Claims and to consider any objection to claim or interest whether such objection is filed before or after the Effective Date;

3. To determine the extent, validity and priority of any lien asserted against any Asset;

4. To construe and take any action to enforce the Plan, the Confirmation Order, and any other order of the Bankruptcy Court, issue such orders as may be necessary or appropriate for the implementation, execution, performance, and consummation of the Plan, the Confirmation Order, and all matters referred to in the Plan and the Confirmation Order, and to determine all matters that may be pending before the Bankruptcy Court in this Case on or before the Effective Date;

5. To determine (to the extent necessary) any and all applications for allowance of compensation and reimbursement of expenses of Professionals for the period on or before the Effective Date;

6. To determine any request for payment of administrative expenses;

7. To determine motions for the rejection, assumption, or assignment of executory contracts or unexpired leases filed before the Effective Date and the allowance of any claims resulting therefrom;

8. To determine all applications, motions, adversary proceedings, contested matters, and any other litigated matters instituted during the pendency of this Case whether before, on, or after the Effective Date, including Claims, Causes of Action, and Avoidance Actions, and the Liquidating Trustee shall have the right to commence in the Bankruptcy Court any Causes of Action, including any Avoidance Actions, after the Effective Date, and to continue with the prosecution in the Bankruptcy Court of any such claims, Causes of Action and Avoidance Actions which were commenced but not completed by the Debtor prior to the Effective Date;

9. To determine such other matters and for such other purposes as may be contemplated by the Plan or Confirmation Order;

10. To modify the Plan under Section 1127 of the Bankruptcy Code in order to remedy any apparent defect or omission in the Plan, or to reconcile any inconsistency in the Plan, so as to carry out its intents and purposes;

11. Except as otherwise provided in the Plan or the Confirmation Order, to issue injunctions, to take such other actions, or make such other orders, as may be necessary or appropriate to restrain interference with the Plan or the Confirmation Order, or the execution or implementation by any Person or other entity of the Plan or the Confirmation Order;

12. To issue such orders in aid of consummation, and in aid of implementation, of the Plan and the Confirmation Order, notwithstanding any otherwise applicable nonbankruptcy law, with respect to any Person or entity, to the fullest extent authorized by the Bankruptcy Code or Bankruptcy Rules; and

13. To enter a final decree closing the Case.

/ / /

/ / /

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VII. EFFECT OF CONFIRMATION OF THE PLAN

A. No Discharge.

Because this is a Plan of liquidation rather than reorganization, the Debtor will not be receiving a discharge following Confirmation of the Plan pursuant to Section 1141 of the Bankruptcy Code.

B. Modification of the Plan.

The Debtor may modify the Plan at any time before confirmation. However, the Bankruptcy Court may require a new Disclosure Statement and/or re-voting on the Plan if the Debtor modifies the Plan before Confirmation in ways that are material and adverse to any Class entitled to vote on the Plan. The Debtor or the Liquidating Trustee, as the case may be, may also seek to modify the Plan at any time after Confirmation of the Plan so long as (1) the Plan has not been substantially consummated, and (2) the Bankruptcy Court authorizes the proposed modifications after notice and a hearing.

C. Post-Confirmation Status Reports.

Until a final decree closing the Debtor's Chapter 11 Case is entered, the Liquidating Trustee shall file a quarterly status report with the Bankruptcy Court explaining what progress has been made toward consummation of the confirmed Plan and shall serve such status reports upon the OUST, counsel to the Debtor, the Liquidating Trust Oversight Committee, and those Persons who have filed in the Case a request for special notice.

[*Remainder of page intentionally left blank.*]

D. Final Decree.

Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Liquidating Trustee shall file a motion with the Bankruptcy Court to obtain a final decree to close this Case. The Liquidating Trustee shall be responsible for the timely payment of all fees incurred pursuant to 28 U.S.C. Section 1930(a)(6).

Dated: August 3, 2015

ISC8 Inc.

By: ____________________
Alfred M. Masse, CRO

Submitted By:

EZRA BRUTZKUS GUBNER LLP

By: /s/ Susan K. Seflin
Susan K. Seflin
Attorneys for Chapter 11 Debtor
And Plan Proponent

1362484

ISC8 INC. LIQUIDATING TRUST AGREEMENT

This ISC8 Inc. Liquidating Trust Agreement (the "Liquidating Trust Agreement"), is being entered into as of [Effective Date], by and between ISC8 Inc. ("Debtor"), the debtor in the chapter 11 case pending in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court"), as Case Number 8:14-bk-15750-SC, and Alfred M. Masse, solely in his capacity as trustee under this Liquidating Trust Agreement (the "Liquidating Trustee"). The *Debtor's First Amended Plan of Liquidation Dated June 3, 2015* (the "Plan")[1] was confirmed by the Bankruptcy Court's order, entered on the docket on _____, 2015 [Docket No. __] (the "Confirmation Order") and provides, *inter alia*, for:

(a) The transfer (the "Transfer") of all right, title and interest of the Debtor in the Liquidating Trust Assets to the Beneficiaries who are then deemed to transfer them to ISC8 Inc. Liquidating Trust (the "Liquidating Trust") on the Effective Date, free and clear of all Claims and Interests, for distribution to the Beneficiaries pursuant to, in accordance with, and except as specifically provided in this Liquidating Trust Agreement, the Plan and the Confirmation Order;

(b) The treatment of the Transfer for federal income tax purposes as the transfer of the Trust Assets by the Debtor to the Beneficiaries followed by the transfer of such assets by the Beneficiaries to the Liquidating Trust in exchange for their respective beneficial interests therein;

(c) The treatment for all purposes, including federal income tax purposes, of the Beneficiaries as the deemed owners of their respective Trust Assets and as the grantors of the Liquidating Trust;

(d) The treatment of the Trust as a grantor trust for federal income tax purposes;

(e) The valuation of the Trust Assets by the Liquidating Trustee and the use of such valuations by the Liquidating Trustee and the Beneficiaries for all federal income tax purposes;

(f) The liquidation of the Trust Assets, including the management of such Trust Assets for purposes of such liquidation, by the Liquidating Trustee; and

(g) The distribution of the Trust Assets or the proceeds thereof to the Beneficiaries as set forth in the Plan, the Confirmation Order and this Liquidating Trust Agreement.

NOW, THEREFORE, pursuant to the Plan and in consideration of the mutual agreements of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereby agree as follows:

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[1] Capitalized terms not otherwise defined herein shall have the meanings given to them in the Plan.

ARTICLE I
DECLARATION OF TRUST

Section 1.1 Purpose of the Liquidating Trust. The Debtor and the Liquidating Trustee, pursuant to the Plan and in accordance with the Bankruptcy Code, applicable tax statutes, rules and regulations, to the extent incorporated in this Liquidating Trust Agreement, hereby settle the Liquidating Trust on behalf of and for the sole benefit of the Beneficiaries and for the primary purpose of liquidating the Trust Assets and distributing the Trust Assets or proceeds thereof to the Beneficiaries pursuant to the Plan and in accordance with Treas. Reg. § 301.7701-4(d). The Liquidating Trust has no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. It shall not be the objective or purpose of this Liquidating Trust to, and the Liquidating Trustee shall have no authority to, conduct a trade or business except as reasonable and necessary to, and consistent with, the liquidation of the Trust Assets. In particular, the Liquidating Trust, through the Liquidating Trustee, will oversee the wind down, dissolution, and liquidation of the Trust Assets, in accordance with the Plan, including without limitation the following: (a) accept and place all Trust Assets into the Liquidating Trust; (b) to the extent feasible, reduce all remaining Trust Assets, including, but not limited to, Causes of Action, to cash; (c) object to and resolve Disputed Claims under the Plan in accordance with the terms of the Plan; (d) prosecute, compromise, settle, abandon, dismiss any or all Claims, rights, causes of action or otherwise; (e) make all distributions in accordance with the Plan to the extent such distributions are to be made from the Trust Assets; (f) pay U.S. Trustee Fees accruing in the Chapter 11 Case after the Effective Date; (g) retain professionals and other agents; and (h) take such steps as are reasonable and necessary to accomplish the Liquidating Trust's purpose, all as provided in, and subject to the terms and provisions of, the Plan and this Liquidating Trust Agreement. The Trust Assets shall be held for the exclusive and sole benefit of the Beneficiaries and shall only be used to fund distributions to such Beneficiaries in accordance with the Plan and to fund payment of costs, fees, and expenses incurred in connection with the administration of the Liquidating Trust or the Plan. The Liquidating Trustee shall not prolong the duration of the Liquidating Trust.

Section 1.2 [Reserved and intentionally left blank.]

Section 1.3 Name of the Liquidating Trust. The Liquidating Trust established hereby shall be known as the "ISC8 Inc. Liquidating Trust". In connection with the exercise of his powers, the Liquidating Trustee may use the name or such variation thereof as he sees fit, and may transact the affairs of the Liquidating Trust in such name.

Section 1.4 Funding of the Trust -- Transfer of Assets to Create Liquidating Trust. Effective as of the Effective Date, the Debtor hereby grants, releases, assigns, transfers, conveys and delivers to the Liquidating Trustee and his successors, to be held in trust and to be applied as specified in the Plan, the Confirmation Order, and this Liquidating Trust Agreement, the Trust Assets, including, to the extent available, the information necessary to investigate, prosecute, protect and conserve all Causes of Action, and control over all attorney client privileges, work product or other evidentiary privileges and all rights related to the Causes of Action that belonged to the Debtor prior to the Effective Date, and all such privileges and immunities shall be vested in the Liquidating Trustee for the sole benefit of the Beneficiaries. The Debtor shall

have no reversionary interest or other further interest in the Trust Assets. Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar txt pursuant to section 1146(a) of the Bankruptcy Code.

Section 1.5 No Waiver of Claims. In accordance with section 1123(d) of the Bankruptcy Code, the Liquidation Trustee may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action after the Effective Date. No person or entity may rely on the absence of a specific reference in the Plan to any Cause of Action against them as any indication that the Liquidating Trustee will not pursue any and all available Causes of Action against them. Unless a Cause of Action is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or an order of the Bankruptcy Court, the Liquidating Trustee expressly reserves all Causes of Action for later adjudication, and therefore, no preclusion doctrine shall apply to such Causes of Action upon, after or as a consequence of the Confirmation Order.

Section 1.6 Relationship to and Incorporation of the Plan. The principal purpose of this Agreement is to effect the Plan and the Confirmation Order, and therefore this Agreement incorporates the provisions thereof by reference. To that end, the Liquidating Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan and Confirmation Order. To the extent there are any inconsistencies between the Liquidating Trust Agreement and the Confirmation Order, or the Plan and the Confirmation Order, the terms of the Confirmation Order shall be controlling. In the event of any inconsistency between the Liquidating Trust Agreement and the Plan, the Plan shall control be controlling.

Section 1.7 Acceptance by Liquidating Trustee. The Liquidating Trustee hereby accepts and confirms the following: (a) the appointment to serve as Liquidating Trustee; (b) the Transfer of the Trust Assets, and all right, title and interest therein, to the Liquidating Trust; and (c) the obligations and duties imposed on him by this Liquidating Trust Agreement. The Liquidating Trustee agrees to receive, hold, administer and distribute the Trust Assets and the income derived therefrom, and to reconcile, administer and satisfy Claims pursuant to the terms of the Plan, the Confirmation Order and this Liquidating Trust Agreement.

ARTICLE II
TERMINATION OF TRUST

Section 2.1 Maximum Term. The Liquidating Trust shall terminate its existence as soon as practicable upon the occurrence of the complete liquidation, administration and distribution of the Trust Assets in accordance with the Plan and the full performance of all other duties and functions set forth in the Plan and this Liquidating Trust Agreement. Notwithstanding the foregoing, the Liquidating Trust shall terminate no later than the fifth anniversary of the Effective Date (the "Initial Liquidating Trust Term"); provided, however, that, on or later than the date that is six months prior to such termination, the Bankruptcy Court, upon motion by a party in interest, may extend the term of the Liquidating Trust for a finite period if such extension is necessary to liquidate the Trust Assets. Multiple extensions may be obtained so long as: (a) Bankruptcy Court approval is obtained no more than six months prior to the expiration of each extended term, and (b) the Liquidating Trustee receives an opinion of counsel or a favorable

ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

Section 2.2 Winding Up and Discharge of the Liquidating Trustee. For purposes of winding up the affairs of the Liquidating Trust at its termination, the Liquidating Trustee shall continue to act as Liquidating Trustee until his duties have been fully discharged and any final distributions, and final accounting, have been made. After doing so, the Liquidating Trustee, his agents, professionals and employees, if any, shall have no further duties or obligations hereunder, except as required by this Liquidating Trust Agreement, the Plan, the Confirmation Order or applicable law concerning the termination of a trust, and the Trust shall be deemed dissolved.

ARTICLE III
OBLIGATIONS OF THE LIQUIDATING TRUSTEE

Section 3.1 Establishment and Maintenance of Accounts, Reserves and Escrows.

(a) Initial Establishment of Accounts and Reserves. On the Effective Date or as soon thereafter as practicable, the Liquidating Trustee shall establish the following accounts and reserves at an institution(s) approved by the United States Trustee:

(i) General Account(s): One or more general accounts (the "General Account(s)") into which shall be deposited, to the extent sufficient assets are available, cash comprising Trust Assets for distribution to the Holders of Allowed General Unsecured Claims pursuant to this Liquidating Trust Agreement and the Plan.

(ii) Disputed Claims Reserve: An account or accounts, designated as a "Disputed Claims Reserve," as described more fully in Section 3.2 below (the "Disputed Claims Reserve").

(iii) Operating Reserve Account: An account, designated as a "Operating Reserve Account," as described more fully in Section 3.3 below (the "Operating Reserve Account").

(b) Subsequent Establishment of Accounts, Reserves and Escrows. On or after the Effective Date, the Liquidating Trustee (i) shall establish and maintain such additional accounts, reserves and escrows, to the extent sufficient assets are available, as may be required by applicable law or by order of a court of competent jurisdiction, and (ii) may establish and maintain such additional accounts, reserves and escrows as she deems necessary or desirable to carry out the provisions of the Plan and this Liquidating Trust Agreement.

(c) Amounts Deposited in Reserves. The amounts to be initially deposited in the reserves shall be established by the Liquidating Trustee consistent with the terms of the Plan. Changes in the amounts maintained in the reserves may be made at any time thereafter in the discretion of the Liquidating Trustee.

Section 3.2 Disputed Claims Reserve.

(a) Prior to making each of the distributions under the Plan, the Liquidating Trustee shall create and fund, to the extent that sufficient assets are available, one or more, as appropriate, Disputed Claims Reserves with an amount of cash equal to the distributions to which holders of Disputed Claims would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims; provided, however, that the Liquidating Trustee may at any time file a motion(s) pursuant to section 502(c) of the Bankruptcy Code for an order(s) estimating and limiting the amount of cash which shall be deposited in any Disputed Claims Reserve in respect of any Disputed Claims, with notice and an opportunity to be heard to the affected holders of such Disputed Claims.

(b) After a Final Order has been entered or other final resolution has been reached with respect to any Disputed Claim for which cash was reserved in a Disputed Claims Reserve, the balance, if any, of cash remaining in such Disputed Claims Reserve on account of such Claim, after making the distribution, if any, to which the holder of such Claims became entitled by virtue of such Final Order or other final resolution, shall be transferred to the General Account(s).

Section 3.3 Operating Reserve Account.

(a) On the Effective Date (or as soon thereafter as practicable), the Liquidating Trustee shall establish the Operating Reserve Account, which shall be funded in an amount to be determined in the sole discretion of the Liquidating Trustee and administered pursuant to the Plan and this Liquidating Trust Agreement for purposes of providing funds necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Liquidating Trust and the Plan.

(b) The Liquidating Trustee may, in his sole discretion, transfer funds from the General Account(s) to the Operating Reserve Account if he deems it necessary or appropriate to provide funds necessary to cover the ordinary and reasonable costs, expenses and obligations to be incurred in administering the Liquidating Trust or the Plan.

(c) In connection with making a distribution of cash or other assets under the Plan, if the Liquidating Trustee determines, in his sole discretion, that any excess cash is available from the Operating Reserve Account (the "Excess Operating Reserve Amount"), the Liquidating Trustee may transfer the Excess Operating Reserve Amount to the General Account(s) for subsequent distribution to the Beneficiaries pursuant to the terms of the Plan and Confirmation order.

Section 3.4 Use of Assets. All cash or other property held or collected by the Liquidating Trustee shall be used solely for the purposes contemplated by the Plan or this Liquidating Trust Agreement.

Section 3.5 Distributions. The Liquidating Trustee shall make the first distribution to Beneficiaries on the Effective Date or as soon as practicable thereafter, as provided in the Plan and in this Liquidating Trust Agreement. Following such initial distributions, the Liquidating Trustee shall make further distributions to Beneficiaries at least once per calendar year unless

there are inadequate funds to make such a distribution during such year appropriate and beneficial to the Beneficiaries, as determined by the Liquidating Trustee in his discretion. The Liquidating Trustee shall make all distributions in accordance with the Plan and the Confirmation Order.

The Liquidating Trustee shall make distributions to the Beneficiaries as the address reflected in the Register. Any Unclaimed Distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall be retained by the Liquidating Trust and counted as Estate Action Net Recoveries (notwithstanding any applicable federal or state escheat, abandoned or unclaimed properly laws to the contrary) for distribution in accordance with the terms of the Plan and this Agreement. Any Claim for which a Distribution becomes an Unclaimed Distribution, shall be forever barred from receiving any further Distribution under the Plan, and the Liquidating Trustee shall remove from the Register the holder of any such Claim. Nothing contained herein shall require the Liquidating Trustee to attempt to locate any holder of an Allowed Claim.

ARTICLE IV
POWERS AND DUTIES OF THE LIQUIDATING TRUSTEE

Section 4.1 Duties of Liquidating Trustee. The Liquidating Trustee shall have such duties and responsibilities as are specified in the Plan, the Confirmation Order and this Liquidating Trust Agreement.

Section 4.2 Authority of Liquidating Trustee. The Liquidating Trust and the Liquidating Trustee shall be vested with the property, rights, interests, and powers of the Debtor transferred to the Liquidating Trust, as specified in the Plan or the Confirmation Order. The Liquidating Trustee shall make continuing efforts to dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Liquidating Trust. The Liquidating Trustee's rights, duties, and authority shall include, without limitation, all of the following:

(a) receive, control, manage and dispose of all Trust Assets for the benefit of the Beneficiaries who may receive distributions under the Plan;

(b) act as custodian of the Trust Assets and liquidate and reduce such assets to cash at such time as the Liquidating Trustee deems appropriate to accomplish the purpose of the Liquidating Trust, in accordance with the terms of the Plan and the Liquidating Trust Agreement;

(c) calculate and pay all distributions required or permitted to be made from the Trust Assets under the Plan, this Liquidating Trust Agreement and/or orders of the Bankruptcy Court;

(d) subject to the provisions of the Plan and this Liquidating Trust Agreement, establish, fund, and/or administer the Disputed Claims Reserve and such other reserves, accounts and escrows as may be authorized by this Liquidating Trust Agreement, the Plan, or order of the Bankruptcy Court;

(e) employ, supervise and compensate attorneys, accountants, financial advisors and other professionals or other persons retained to represent the interests of and serve on behalf of the Liquidating Trust (the "Trust Professionals") and waive any conflicts of interest as deemed necessary or appropriate in his discretion;

(f) file the tax returns described in Section 7.4 in the manner described therein;

(g) object to or seek to recharacterize, reclassify or subordinate General Unsecured Claims filed against any of the Debtor and compromise and settle, abandon or dismiss any and all Disputed Claims in accordance with the terms of the Plan;

(h) seek estimation of contingent or unliquidated General Unsecured Claims under section 502(c) of the Bankruptcy Code;

(i) seek determination of tax liability under section 505 of the Bankruptcy Code;

(j) Investigate, analyze, commence, prosecute, litigate, compromise, settle, collect upon, abandon, dismiss and/or otherwise administer all Trust Assets, including, without limitation, all Causes of Action arising under sections 510, 542 through 551 and 553 of the Bankruptcy Code in accordance with section 1123(b)(3)(B) of the Bankruptcy Code;

(k) pay all expenses and make other necessary payments relating to the Trust Assets;

(l) assert or waive any privilege or defense of the Debtor related to the Trust Assets;

(m) seek the examination of any entity under Bankruptcy Rule 2004;

(n) perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets;

(o) exercise all powers and rights, and take all actions contemplated by or provided for under the Plan, the Confirmation Order, or this Liquidating Trust Agreement;

(p) withhold from amounts distributable to any Person or Entity any and all amounts required by any law, rule, regulation, ruling, directive, or other governmental requirement, or as otherwise provided herein, as determined by the Liquidating Trustee in his sole discretion;

(q) except as otherwise set forth in the Plan, undertake all administrative functions remaining in the Chapter 11 Case, including the ultimate closing of the Chapter 11 Case pursuant to a Final Decree, and file with the Bankruptcy Court such status reports as are required by the Bankruptcy Code, Bankruptcy Court, United States Trustee's Office, or other applicable law or Bankruptcy Court procedure;

(r) respond to the inquiries of Holders of General Unsecured Claims; and

(s) take any and all other actions necessary or appropriate to implement or consummate the Plan and the provisions of this Liquidating Trust Agreement.

Section 4.3 Limitations on the Liquidating Trustee. Notwithstanding anything in this Liquidating Trust Agreement to the contrary, the Liquidating Trustee, in his capacity as such, shall not do or undertake any of the following: (i) guaranty any debt; (ii) loan Trust Assets; (iii) purchase Trust Assets from the Liquidating Trust; (iv) transfer Trust Assets to another trust with respect to which the Liquidating Trustee serves as trustee; or (v) except as otherwise reasonably necessary to maintain the value of the Trust Assets and to further the liquidating purpose of the Liquidating Trust, invest Trust Assets other than in short-term, liquid investments, such as bank demand and time deposits, short-term bank or saving institution certificates of deposit or Treasury Bills. Further, the Liquidating Trust Oversight Committee may set thresholds for approval with respect to the initiation of prosecution of any Avoidance Actions in its sole discretion. Notwithstanding any other term of provision of the Plan, with respect to any action by the Liquidating Trustee for which the consent of the Liquidating Trust Oversight Committee is required, such consent shall be deemed to have been received by the Liquidating Trustee if either (A) the Liquidating Trustee receives either no response, or a response that does not state any objection to the proposed action, from the Liquidating Trust Oversight Committee on or before the tenth (10th) Business Day after the date that the Liquidating Trustee has sent his request for such approval by email to the then-current members of the Liquidating Trust Oversight Committee at each member's email address as reflected in the Liquidating Trustee's records, or (B) the Liquidating Trustee receives the Bankruptcy Court's approval for such proposed action.

Section 4.4 Liquidating Trustee and Conflicts of Interest. If the Liquidating Trustee determines, in the exercise of his reasonable discretion, that he has a material conflict of interest with respect to the settlement of a Claim, the resolution or prosecution of a Cause of Action or any other matter, the Liquidating Trustee may select a designee to act on behalf of the Liquidating Trust solely with respect to such matter (the "Designee"), with such Designee's authority to act on behalf of the Liquidating Trust to terminate upon the matter's conclusion. If the Designee files a pleading, motion or other filing with a court or tribunal on behalf of the Liquidating Trust, it shall do so in its own name as "Designee of the ISC8 Unsecured Creditors Trust."

Section 4.5 Register of Beneficiaries. The Debtor shall provide the Liquidating Trustee with a register of the names, addresses and amounts of Allowed Claims of the Beneficiaries (the "Register") as of the close of business on the Effective Date. Thereafter, the Register will be maintained by the Liquidating Trustee, and changes thereto will be made upon notification proper under this Liquidating Trust Agreement submitted to the Liquidating Trustee. The Liquidating Trustee shall not be liable for relying on the accuracy of the Register, provided that she has properly maintained the Register in accordance with this Liquidating Trust Agreement. Any Beneficiary, who is a beneficiary as of the Effective Date (whether or not the holder's Claim is Disputed) may, after the effective Date, specify in writing an alternative address to where Distributions should be mailed, by providing notice to the Liquidating Trustee identifying such alternative address for Distributions. Such notification

shall be effective only upon the Liquidating Trustee's implementation of any such alternative address into the Register. Absent actual receipt of such notice by the Liquidating Trustee, the Liquidating Trustee need not recognize any such change of address for Distribution purposes. Notwithstanding anything herein to the contrary, in no event shall the Liquidating Trustee have any liability for the Liquidating Trustee's mailing of a Distribution to the Beneficiaries' address as reflected in the Ledger even if the notice of an alternative address had been provided in accordance with this section before any such Distribution.

Section 4.6 Books and Records. The Liquidating Trustee also shall maintain in respect of the Liquidating Trust and the Beneficiaries, books and records relating to the Trust Assets and income realized therefrom and the payment of expenses of and claims against or assumed by the Liquidating Trust in such detail and for such period of time as may be necessary to enable him to make full and proper reports in respect thereof. Such books and records shall be maintained in a manner consistent with the Plan and this Liquidating Trust Agreement. Except as expressly provided in this Liquidating Trust Agreement, the Plan or the Confirmation Order, nothing in the Liquidating Trust Agreement is intended to require the Liquidating Trustee to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust, or as a condition for making any payment or distribution out of the Trust Assets.

Section 4.7 United States Trustee Statutory Fees. The Liquidating Trustee shall pay all U.S. Trustee Fees for each quarter following the Effective Date (including any fraction thereof), as calculated taking into account the substantive consolidation of the Debtor, out of the Trust Assets until the Chapter 11 Case are converted, dismissed, or closed, whichever occurs first.

Section 4.8 Retention of Trust Professionals. The Liquidating Trustee may commit the Liquidating Trust to and shall pay such Trust Professionals reasonable compensation for services rendered and reasonable and actual expenses incurred. A law firm or other professional shall not be disqualified from being employed by the Liquidating Trustee solely because of its current or prior retention as counsel or professional to the Debtor or the Committee in the Chapter 11 Case.

Section 4.8 Final Accounting of Liquidating Trustee. The Liquidating Trustee shall within ninety (90) days after the termination of the Liquidating Trust or his resignation, removal, liquidation or death (in which case, the obligation contained in this Section shall pass to a successor Liquidating Trustee pursuant to Section 5.4 of this Liquidating Trust Agreement), render a final accounting containing at least the following information:

(a) A description of the Trust Assets and their disposition;

(b) A summarized accounting in sufficient detail of all gains, losses, receipts, disbursements and other transactions in connection with the Liquidating Trust and the Trust Assets during the Liquidating Trustee's term of service, including their source and nature;

(c) Separate entries for all receipts of principal and income;

(d) The ending balance of all Trust Assets as of the date of the Liquidating Trustee's accounting, including the cash balance on hand and the name and location of the depository where it is kept;

(e) All known liabilities owed by the Liquidating Trust; and

(f) The then-current Register of Allowed and Disputed Clams.

The final accounting shall be filed with the Bankruptcy Court.

ARTICLE V
LIABILITY OF LIQUIDATING TRUSTEE

Section 5.1 Appointment. The Liquidating Trustee is Alfred M. Masse, solely in his capacity as Liquidating Trustee of the ISC8 Unsecured Creditors Trust and not otherwise.

Section 5.2 Resignation. The Liquidating Trustee may resign by giving not less than sixty (60) days' prior written notice thereof to the United States Trustee; provided, however, that such resignation shall not become effective until the appointment and Bankruptcy Court approval of a successor Liquidating Trustee in accordance with Section 5.4 hereof. If the Liquidating Trustee resigns from his position hereunder, subject to a final accounting, such Liquidating Trustee shall be entitled to all accrued but unpaid fees, expenses, and other compensation to the extent incurred, arising or relating to events occurring before such resignation, and any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties to the successor Liquidating Trustee.

Section 5.3 Removal. At any time upon the request of a party-in-interest through a motion filed in the Bankruptcy Court, the Bankruptcy Court may remove the Liquidating Trustee, including any successor Liquidating Trustee or Designee, for cause. For purposes of this Section 5.3, "cause" shall mean: (a) an act of fraud, embezzlement, or theft in connection with the Liquidating Trustee's duties or in the course of his employment in such capacity, (b) the intentional wrongful damage to the Trust Assets, (c) the intentional wrongful disclosure of confidential information of the Liquidating Trust resulting in material harm to the Liquidating Trust, or (d) gross negligence by the Liquidating Trustee in connection with the performance of his duties under this Liquidating Trust Agreement. Unless the Bankruptcy Court orders immediate removal, the Liquidating Trustee shall continue to serve until a successor Liquidating Trustee is appointed, and such appointment becomes effective, in accordance with Section 5.4 hereof. If the Liquidating Trustee is removed for cause, the Liquidating Trustee shall not be entitled to any accrued but unpaid fees, expenses or other compensation under this Liquidating Trust Agreement or otherwise. If the Liquidating Trustee is unwilling or unable to serve (i) by virtue of his inability to perform his duties under this Liquidating Trust Agreement due to death, illness, or other physical or mental disability, or (ii) for any other reason whatsoever other than for "cause," subject to a final accounting, such Liquidating Trustee shall be entitled to all accrued but unpaid fees, expenses, and other compensation, to the extent incurred, arising or relating to events occurring before his removal or resignation, and to any out-of-pocket expenses reasonably incurred in connection with the transfer of all powers and duties and all rights to any successor Liquidating Trustee.

In the event of any dispute regarding removal of the Liquidating Trustee, the Bankruptcy Court shall retain jurisdiction to consider and adjudicate any such dispute.

Section 5.4 Appointment of Successor Liquidating Trustee. In the event of a vacancy by reason of the death or immediate removal of the Liquidating Trustee or prospective vacancy by reason of resignation or removal, the Liquidating Trust Oversight Committee shall have the right to nominate the successor Liquidating Trustee, but the Bankruptcy Court shall be vested with final authority to appoint the successor Liquidating Trustee consistent with the best interests of the Beneficiaries of the Liquidating Trust. Every successor Liquidating Trustee appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and the retiring Liquidating Trustee, if any, an instrument accepting such appointment subject to the terms and provisions hereof. The successor Liquidating Trustee, without any further act, shall become vested with all the rights, powers and duties of the Liquidating Trustee; provided, however, that no Liquidating Trustee shall be liable for the acts or omissions of any prior or later Liquidating Trustee.

Section 5.5 Continuity. The death, resignation or removal of the Liquidating Trustee shall not terminate the Liquidating Trust or revoke any existing agency (other than any agency of such Liquidating Trustee as a Liquidating Trustee) created pursuant to the Liquidating Trust Agreement or invalidate any action theretofore taken by the Liquidating Trustee, and the successor Liquidating Trustee agrees that the provisions of the Liquidating Trust Agreement shall be binding on and inure to the benefit of each successor Liquidating Trustee and all his heirs and legal and personal representatives, successors or assigns. In the event of the resignation or removal of the Liquidating Trustee, such Liquidating Trustee shall (a) execute and deliver by the effective date of his resignation or removal such documents, instruments and other writings as may be reasonably required to effect the termination of such Liquidating Trustee's capacity under this Liquidating Trust Agreement and (b) assist and cooperate in effecting the assumption of such Liquidating Trustee's obligations and functions by the successor Liquidating Trustee. If, for any reason, the Liquidating Trustee fails to execute the documents described in clause (a) of the preceding sentence, the Bankruptcy Court may enter such orders as are necessary to effect termination of such Liquidating Trustee's capacity under this Liquidating Trust Agreement.

Section 5.6 Compensation. The Liquidating Trustee shall be compensated on an hourly basis based on his normal and customary rates for such services, or on such other terms as may be agreed with the consent of the Liquidating Trust Oversight Committee, and shall be entitled to reimbursement of actual, reasonable, and documented expenses incurred or advanced on behalf of the Liquidating Trust. Any Trust Professionals or agents retained or utilized by the Liquidating Trustee shall be entitled to reasonable compensation for services rendered and reimbursement of expenses incurred as long as the fees are paid from the Estate Actions Net Recoveries or Operating Reserves and not from the Estate Plan Funds. After the Effective Date, the payment of the fees and expenses of the Liquidating Trustee and his agents, financial advisors, attorneys, consultants, independent contractors, representatives and other Trust Professionals shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court, as long as the fees are paid from the Estate Actions Net Recoveries or Operating Reserves and not from the Estate Plan Funds. Any successor Liquidating Trustee shall receive such reasonable compensation and reimbursement of actual,

reasonable, and documented expenses in the same manner as the initial Liquidating Trustee. The Liquidating Trust Oversight Committee shall not be entitled to reimbursement of any attorneys' fees or other professional fees from the Liquidating Trust; provided, however, that the members of the Liquidating Trust Oversight Committee shall have the right to be reimbursed by the Liquidating Trust for any actual and reasonable out of pocket expenses (other than legal fees and costs) incurred in serving on the Liquidating Trust Oversight Committee upon submitting proof of the incurrence of such expenses to the Liquidating Trustee.

Section 5.7 Indemnification; Limitation of Liability, etc.

(a) The Liquidating Trust shall indemnify and hold harmless each of (i) the Liquidating Trustee (and any successor Liquidating Trustee), (ii) the Trust Professionals, and (iii) each member of the Liquidating Trust Oversight Committee and his/her heirs, legal representatives and permitted assigns (collectively, the "Indemnified Parties"), from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including, but not limited to, attorneys' fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Liquidating Trust Agreement, or the implementation or administration of the Plan, except to the extent it is finally determined by a final and non-appealable order of a court of competent jurisdiction that such Indemnified Party acted in bad faith or in a manner reasonably believed to be not in, or opposed to, the best interests of the Beneficiaries, or, with respect to any criminal action or proceeding, had reasonable cause to believe its conduct was unlawful. To the extent the Liquidating Trust indemnifies and holds harmless the Indemnified Parties as provided above, the legal fees and related costs incurred by counsel to the Liquidating Trustee in monitoring and participating in the defense of the claims giving rise to the right of indemnification shall be paid from the Trust Assets.

(b) Each of the Indemnified Parties, whether or not acting upon the advice of counsel, shall incur no liability because of any error of law or fact, mistake of judgment or any matter or thing done or omitted under this Liquidating Trust Agreement except to the extent it is finally determined by a final and non-appealable order of a court of competent jurisdiction that such Indemnified Party acted in bad faith or in a manner reasonably believed to be not in, or opposed to, the best interests of the Beneficiaries, or, with respect to any criminal action or proceeding, such Indemnified Party had reasonable cause to believe its conduct was unlawful. Anything done or suffered in good faith by an Indemnified Party in accordance with the advice of counsel shall be conclusively in favor of such Indemnified Party against the Liquidating Trust or other interested party.

(c) Any Person acting at any time as the Liquidating Trustee, a Trust Professional or a member of the Liquidating Trust Oversight Committee shall not be liable for acts or defaults of any other person acting at any other time in any such capacity. Each Indemnified Party shall be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, guarantee, affidavit or other paper or document or signature reasonably believed by him to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

(d) No provision of this Liquidating Trust Agreement shall require any Indemnified Party to expend or risk his own funds or otherwise incur any financial liability in the performance of any of his duties hereunder, or in the exercise of any of his rights or powers, if he shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to him.

(e) Notwithstanding anything to the contrary in this Liquidating Trust Agreement, each of the Indemnified Parties shall be entitled to deduct and withhold from the Trust Assets and any amounts otherwise payable to any Beneficiary pursuant to this Liquidating Trust Agreement such amounts as may be owed by the Liquidating Trust or the Beneficiaries to the Indemnified Parties as expenses or other liabilities under Sections 5.6 or 5.7 of this Liquidating Trust Agreement.

Section 5.8 Insurance. The Liquidating Trustee shall be authorized to obtain all reasonably necessary insurance coverage for himself and the Trust Professionals, including, but not limited to, coverage with respect to (i) any property that is or may in the future become the property of the Liquidating Trust, and (ii) the liabilities, duties and obligations of the Liquidating Trustee and the Trust Professionals (in the form of an errors and omissions policy or otherwise), the latter of which insurance coverage may, at the sole option of the Liquidating Trustee, remain in effect for a reasonable period after the conclusion of the Liquidating Trustee's service, and the costs and expenses of such insurance coverage shall be an expense for which the Liquidating Trustee is entitled to reimbursement hereunder.

Section 5.9 Reliance by Liquidating Trustee. The Liquidating Trustee may rely, and shall be fully protected in acting or refraining from acting if he relies, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, or other instrument or document that the Liquidating Trustee reasonably believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, e-mails and telexes, to have been sent by the proper party or parties, and the Liquidating Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein. The Liquidating Trustee may consult with counsel and other professionals with respect to matters in their area of expertise (and the reasonable fees and expenses of such counsel shall be an expense for which the Liquidating Trustee is entitled to reimbursement hereunder), and any advice of counsel shall be full and complete authorization and protection in respect of any action taken or not taken by the Liquidating Trustee. The Liquidating Trustee shall be entitled to rely upon the advice of such professionals in acting or failing to act, and shall not be liable for any act taken or not taken in reliance thereon. The Liquidating Trustee shall have the right at any time to seek and rely upon instructions from the Bankruptcy Court concerning this Liquidating Trust Agreement, the Plan, the Confirmation Order or any other document executed in connection therewith, and the Liquidating Trustee shall be entitled to rely upon such instructions in acting or failing to act and shall not be liable for any act taken or not taken in reliance thereon. The Liquidating Trustee may rely upon the Debtor' filed schedules and statements of financial affairs and all other information provided by the Debtor or their representatives to the Liquidating Trustee concerning Claims filed against the Debtor, and their reconciliation and documents supporting such reconciliation.

Section 5.10 Reliance by Persons Dealing with the Liquidating Trustee. In the absence of actual knowledge to the contrary, any person dealing with the Liquidating Trustee shall be entitled to rely on the authority of the Liquidating Trustee to act on behalf of the Liquidating Trust and shall have no obligation to inquire into the existence of such authority.

ARTICLE VI
BENEFICIARIES

Section 6.1 Interest Beneficial Only. The ownership of a beneficial interest in the Liquidating Trust shall not entitle any Beneficiary under the Liquidating Trust to any title in or to the Trust Assets or to any right to call for a partition or division of the Trust Assets or to require an accounting, except as specifically provided by this Liquidating Trust Agreement.

Section 6.2 Evidence of Beneficial Interest. Ownership of a beneficial interest in the Trust Assets shall not be evidenced by any certificate, security or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Liquidating Trust by the Liquidating Trustee.

Section 6.3 Registration of Beneficial Interest. The Liquidating Trustee shall cause the Register to be kept at his office or at such other place or places as may be designated by the Liquidating Trustee from time to time. The Register shall reflect the ownership of the beneficial interests of the Beneficiaries. The Register shall reflect only the addresses of the persons who were Beneficiaries as of the Effective Date.

Section 6.4 Absolute Owners. The Liquidating Trustee may deem and treat the Beneficiaries reflected as the owner of a beneficial interest on the Register as the absolute owner thereof for the purposes of receiving distributions and payments on account thereof for federal and state income tax purposes and for all other purposes whatsoever.

Section 6.5 Standing of Beneficiary. Except as expressly provided in the Liquidating Trust Agreement, the Plan or the Confirmation Order, a Beneficiary does not have standing to direct the Liquidating Trustee to do or not to do any act or to institute any action or proceeding at law or in equity against any party (other than the Liquidating Trustee) upon or with respect to the Trust Assets.

Section 6.6 Employer Identification Number. At the written request of the Liquidating Trustee, a Beneficiary must provide an Employer Identification Number ("EIN") to the Liquidating Trustee. If a Beneficiary fails to provide an EIN within 120 days of the Liquidating Trustee's written request to the Beneficiary for an EIN, the Beneficiary shall forfeit its interest in the Liquidating Trust.

ARTICLE VII
TAXES

Section 7.1 Income Tax Treatment. The Debtor, the Liquidating Trustee and the Beneficiaries shall treat the Liquidating Trust as a "liquidating trust" within the meaning of Treasury Regulation § 301.7701-4(d) and any comparable provision of state or local law. For income tax purposes, the Debtor, the Trustee and the Beneficiaries shall treat the transfer of the

Trust Assets by the Debtor as having been made to the Beneficiaries, followed by the transfer of such assets by the Beneficiaries to the Liquidating Trust in exchange for their beneficial interests therein. The Beneficiaries shall be treated for tax purposes as the grantors and deemed owners of their respective shares of the Trust Assets, and shall include in their taxable incomes their allocable share of each item of the Liquidating Trust's income, gain, deduction, loss and credit. All such items shall be allocated by the Liquidating Trustee to the Beneficiaries using any reasonable allocation method.

Section 7.2 Valuation of Trust Assets. No later than 180 days following the Effective Date, the Liquidating Trustee shall, in consultation with the Liquidating Trust Oversight Committee, determine the fair market value of each Trust Asset other than Cash based on a good faith determination and the advice of any professional retained by the Liquidating Trustee for such purpose. The Liquidating Trustee shall then, as soon as reasonably possible after such determination, notify each Beneficiary of the value of such holder's interest in the Liquidating Trust. The Liquidating Trustee and the Beneficiaries shall use such values consistently for all federal income tax purposes.

Section 7.3 Disputed Claims Reserve. The Liquidating Trustee may elect to treat the Disputed Claims Reserve as a discrete trust taxed as a "disputed ownership fund" described in Treasury Regulation § 1.468B-9, in which event no item of income, gain, deduction, loss or credit attributable to the Trust Assets held in the Disputed Claims Reserve shall be taxed to a Beneficiary unless and until such Beneficiary receives a distribution from the Disputed Claims Reserve.

Section 7.4 Tax Returns. The Liquidating Trustee shall timely file all tax returns required to be filed by the Liquidating Trust on the basis that the Liquidating Trust is a grantor trust pursuant to Treasury Regulation § 1.671-4(a). If the Liquidating Trustee elects to treat the Disputed Claims Reserve as a disputed ownership fund, it shall timely file all tax returns required to be filed by a disputed ownership fund. As soon as reasonably possible after the close of each calendar year, the Liquidating Trustee shall send each Beneficiary a statement setting forth such Beneficiary's share of the Liquidating Trust's income, gain, deduction, loss and credit for the year and shall instruct the holder to report all such items on his, his or its tax return for such year and pay any tax due with respect thereto. The Liquidating Trustee shall not prepare or file any Debtor's tax return.

Section 7.5 Tax Withholding. The Liquidating Trustee shall withhold and pay over to the appropriate taxing authority any amount required to be withheld from any payment made pursuant to this Agreement or the Plan. Any tax withheld shall be treated as distributed to the Beneficiary for purposes of this Agreement. The Liquidating Trustee may require that each Beneficiary certify such Beneficiary's taxpayer identification number, and that payments to such Beneficiary are exempt from backup withholding. The Liquidating Trustee may condition payment to a Beneficiary on prior receipt of such information.

ARTICLE VIII
POST-CONFIRMATION LIQUIDATING TRUST OVERSIGHT COMMITTEE

Section 8.1 Creation of the Liquidating Trust Oversight Committee. Immediately upon the Liquidating Trustee's entry into this Liquidating Trust Agreement, a post-confirmation Liquidating Trust Oversight Committee for the Liquidating Trust shall come into existence (the "Liquidating Trust Oversight Committee"). The Liquidating Trust Oversight Committee shall consist of the following members of the Committee, or their respective successors in interest appointed by such outgoing member subject to the written consent of the Liquidating Trustee, which consent shall not be unreasonably withheld: ______________________. Each member of the Liquidating Trust Oversight Committee shall be entitled to one vote on matters that are presented to the Liquidating Trust Oversight Committee for decision. Members of the Liquidating Trust Oversight Committee shall be bound by a duty to maintain the confidentiality of all information they receive in their capacity as Liquidating Trust Oversight Committee members.

Section 8.2 Consultation with the Liquidating Trust Oversight Committee. The Liquidating Trustee shall consult with the Liquidating Trust Oversight Committee from time to time concerning the administration of the Trust Assets including, but not limited to, the prosecution or settlement of Causes of Action; provided, however, except as explicitly specified herein otherwise, that the Liquidating Trustee has the sole discretion to make decisions on behalf of the Liquidating Trust and is not bound to follow any recommendations made by the Liquidating Trust Oversight Committee.

Section 8.3 Existence of Liquidating Trust Oversight Committee and Resignation of Members. The Liquidating Trust Oversight Committee shall continue to exist until the termination of the Liquidating Trust, at which time the Liquidating Trust Oversight Committee shall disband and shall cease to exist. Any member of the Liquidating Trust Oversight Committee may resign at any time, in which event the Liquidating Trustee shall have the option of appointing a successor member, who shall be a holder of a General Unsecured Claim. The provisions of Sections 5.6 and 5.7 of this Liquidating Trust Agreement shall apply to any such successor, and shall survive such resignation with respect to any former member.

ARTICLE IX
MISCELLANEOUS PROVISIONS

Section 9.1 Definitions. Unless the context otherwise requires, a capitalized term used but not defined herein shall have the meaning given to such term in the Plan.

Section 9.2 Descriptive Headings. The headings contained in this Liquidating Trust Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Liquidating Trust Agreement.

Section 9.3 Amendment. This Liquidating Trust Agreement may not be amended except by an instrument executed by the Liquidating Trustee with the approval of the Bankruptcy Court following the Effective Date.

Section 9.4 Governing Law. This Liquidating Trust Agreement shall be governed by and construed in accordance with the laws of California, for contracts entered into and to be entirely performed within California, without regard to the rules of conflict of laws that may apply any law, whether substantive or procedural, other than California's laws.

Section 9.5 Counterparts; Effectiveness. This Liquidating Trust Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Liquidating Trust Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

Section 9.6 Severability; Validity. If any provision of this Liquidating Trust Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Liquidating Trust Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Liquidating Trust Agreement are agreed to be severable.

Section 9.7 No Waiver by Liquidating Trustee. No failure by the Liquidating Trustee to exercise or delay in exercising any right, power or privilege hereunder shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof, or of any other right, power or privilege.

Section 9.8 Preservation of Privilege and Defenses. In connection with the rights, claims, and Causes of Action that constitute Trust Assets and any objections to Disputed Claims prosecuted or resolved by the Liquidating Trustee in accordance with the Plan (including, without limitation, all defenses, counterclaims, setoffs and recoupments belonging to the Debtor), any applicable privilege or immunity of the Debtor, including, without limitation, any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral) shall vest in the Liquidating Trust.

Section 9.9 No Bond. Notwithstanding any state law to the contrary, the Liquidating Trustee (including any successor Liquidating Trustee) shall be exempt from giving any bond or other security in any jurisdiction.

Section 9.10 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) Business Days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

If the Liquidating Trustee, to:

Alfred M. Masse
ISC8 Inc. Trustee
c/o Broadway Advisors, LLC
511 30th Street
Newport Beach, CA 92663

With a Copy to:

Robyn Sokol
Susan K. Seflin
Ezra Brutzkus Gubner LLP
21650 Oxnard St., Suite 500
Woodland Hills, CA 91367-4977
Fax: (818) 827-9099
Email: rsokol@ebg-law.com,
AND sseflin@ebg-law.com

If to a Beneficiary:

To the name and address set forth in the Register or on the service list used for service of the Plan.

Section 9.11 Irrevocability. The Liquidating Trust is irrevocable.

Section 9.12 Relationship to Plan. The Liquidating Trustee shall have full power and authority to take any action consistent with the purposes and provisions of the Plan. However, in the event that the provisions of this Liquidating Trust Agreement are found to be inconsistent with the provisions of the Plan, the provisions of the Plan shall control.

Section 9.13 Retention of Jurisdiction. The Bankruptcy Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan, including, but not limited to, interpreting and implementing the provisions of this Liquidating Trust Agreement.

[Remainder of page intentionally left blank.]

Section 9.14 Successors or Assigns. The terms of the Liquidating Trust Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Liquidating Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized representatives all as of the date first above written.

ISC8 Inc.

By: ______________________________

Title: ____________________________

ALFRED M. MASSE, SOLELY IN HIS CAPACITY AS LIQUIDATING TRUSTEE OF THE ISC8 INC. LIQUIDATING TRUST

____
Alfred M. Masse

PROOF OF SERVICE OF DOCUMENT

I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is: 21650 Oxnard St., Suite 500, Woodland Hills, California 91367

A true and correct copy of the foregoing document entitled: **DEBTOR'S FIRST AMENDED PLAN OF LIQUIDATION DATED AUGUST 3, 2015** will be served or was served **(a)** on the judge in chambers in the form and manner required by LBR 5005-2(d); and **(b)** in the manner stated below:

1. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (NEF): Pursuant to controlling General Orders and LBR, the foregoing document will be served by the court via NEF and hyperlink to the document. On August 3, 2015 persons are on the Electronic Mail Notice List to receive NEF transmission at the email addresses stated below:

- Todd M Arnold tma@lnbyb.com
- Jessica L Bagdanov jbagdanov@ebg-law.com, ecf@ebg-law.com
- J Scott Bovitz bovitz@bovitz-spitzer.com
- Frank Cadigan frank.cadigan@usdoj.gov
- Jennifer Witherell Crastz jcrastz@hemar-rousso.com
- Robert L Eisenbach reisenbach@cooley.com
- Christine R Etheridge christine.etheridge@ikonfin.com
- M Douglas Flahaut flahaut.douglas@arentfox.com
- Sandford Frey Sfrey@cmkllp.com
- Christopher D Glos christopher.glos@kutakrock.com
- David B Golubchik dbg@lnbyb.com, dbg@ecf.inforuptcy.com
- Stuart I Koenig Skoenig@cmkllp.com
- Elizabeth A Lossing elizabeth.lossing@usdoj.gov
- Sarah D Moyed moyeds@sec.gov
- Aram Ordubegian ordubegian.aram@arentfox.com
- Leo D Plotkin lplotkin@lsl-la.com, hpetrilli@lsl-la.com;dsmall@lsl-la.com
- Susan K Seflin sseflin@ebg-law.com
- David Seror dseror@ebg-law.com, ecf@ebg-law.com
- Robyn B Sokol ecf@ebg-law.com, rsokol@ebg-law.com
- United States Trustee (SA) ustpregion16.sa.ecf@usdoj.gov

☐ Service information continued on attached page

2. SERVED BY UNITED STATES MAIL:
On ____________, I served the following persons and/or entities at the last known addresses in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States mail, first class, postage prepaid, and addressed as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.
***A supplemental proof of service will be filed which includes all parties that were served via mail with this document.**

☐ Service information continued on attached page

3. SERVED BY PERSONAL DELIVERY, OVERNIGHT MAIL, FACSIMILE TRANSMISSION OR EMAIL (state method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on August 3, 2015, I served the following persons and/or entities by personal delivery, overnight mail service, or (for those who consented in writing to such service method), by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that personal delivery on, or overnight mail to, the judge will be completed no later than 24 hours after the document is filed.
***Via Personal Service: The Honorable Scott Clarkson**

☐ Service information continued on attached page

I declare under penalty of perjury under the laws of the United States that the foregoing is true and correct.

August 3, 2015	Susan K. Seflin	/s/ Susan K. Seflin
Date	*Printed Name*	*Signature*